UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ENCORE CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCORE CAPITAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2012

To Our Stockholders:

We cordially invite you to attend the 2012 annual meeting of stockholders of Encore Capital Group, Inc. Our annual meeting will be held at The Chatwal, 130 West 44th Street, New York, New York 10036, on June 6, 2012, at 8:30 a.m. Eastern time. The annual meeting is being held for the following purposes:

1.	To elect eight directors, each for a term of one year;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business that may properly come before the meeting.

As resolved by our Board of Directors, stockholders of record at the close of business on April 13, 2012 are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.

We have enclosed a copy of our 2011 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting and vote in person should you so choose.

By Order of the Board of Directors,

J. Brandon Black

President and Chief Executive Officer

April 27, 2012

San Diego, California

ENCORE CAPITAL GROUP, INC.

3111 CAMINO DEL RIO NORTH, SUITE 1300

SAN DIEGO, CALIFORNIA 92108

(877) 445-4581

PROXY STATEMENT

This proxy statement relates to the 2012 annual meeting of stockholders of Encore Capital Group, Inc. (“Encore” or the “Company”), to be held at The Chatwal, 130 West 44th Street, New York, New York 10036, on June 6, 2012 at 8:30 a.m. Eastern time, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors (our “Board”), and is first being mailed to stockholders entitled to vote at the meeting on or about April 27, 2012.

QUESTIONS ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including (i) the election of eight directors and(ii) the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm. Our management will report on Encore’s progress and respond to questions from stockholders. In addition, representatives of BDO USA, LLP will be given an opportunity to make a statement and to respond to questions regarding the audit of our consolidated financial statements.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 13, 2012, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

At the close of business on the record date, April 13, 2012, there were 24,695,920 outstanding shares of our common stock, each of which is entitled to cast one vote.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Others may attend the meeting at our discretion. If you have any questions or wish to obtain directions to attend the annual meeting and to vote in person, please call Encore’s Investor Relations representative at (877) 445-4581.

What constitutes a quorum?

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote on the record date will constitute a quorum, which will permit us to hold the annual meeting and conduct business. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained from voting. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company:

•	By internet at www.voteproxy.com;

•	By telephone (from the United States and Canada only) at 1-800-PROXIES (1-800-776-9437); or

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the internet and by telephone.

Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and your ability to vote by telephone or via the internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the internet or telephone.

May I vote my shares in person at the meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

What if I submit a proxy and then change my mind?

You may revoke your proxy at any time before it is exercised:

•	By filing with the Corporate Secretary of Encore a notice of revocation;

•	By sending in another duly executed proxy bearing a later date; or

•	By attending the meeting and casting your vote in person.

What are the Board’s recommendations for how I should vote my shares?

If you sign and return your proxy card with voting instructions, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you sign and return a proxy card but do not fill out the voting instructions on the proxy, the persons named on the proxy card will vote in accordance with the recommendations of our Board. The Board recommends that you vote your shares as follows:

Proposal 1 – FOR the election of the nominated slate of directors for a term of one year.

Proposal 2 – FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The eight nominees who receive the most votes will be elected to our Board. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect on the proposal to elect the directors other than that it will be counted for purposes of determining whether there is a quorum present at the annual meeting. Abstentions will have the same effect. Notwithstanding the foregoing, the Company has adopted a Majority Voting Policy that is described on page 11 of this proxy statement.

Ratification of Independent Registered Public Accounting Firm. For the ratification of the independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because abstentions represent shares entitled to vote on any matter presented for stockholder approval, the effect of an abstention will be the same as a vote against a proposal.

Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I exercise rights of appraisal or other dissenters’ rights?

No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

Who pays for the cost of this proxy solicitation?

We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. In addition to the solicitation of proxies by mail, our officers, directors and regular employees may solicit proxies in person, by telephone or by facsimile, none of whom will receive additional compensation for those services.

How many annual reports and proxy statements are delivered to the same address?

If you and one or more of our other stockholders share the same address, it is possible that only one annual report and proxy statement was delivered to your address. This is known as “householding.” Any registered stockholder who wishes to receive separate copies of an annual report or proxy statement at the same address now or in the future may: (i) call Encore at (877) 445-4581, or (ii) mail a request to receive separate copies to: Encore Capital Group, Inc., 3111 Camino Del Rio North, Suite 1300, San Diego, CA 92108, Attention: Corporate Secretary, and we will promptly deliver the annual report and/or proxy statement to you. Stockholders who own our common stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their brokers directly. Stockholders currently receiving multiple copies of an annual report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number or address listed above.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

General

Our Board currently consists of nine members, each with a term expiring at the 2012 annual meeting. Mr. Mandell notified the Company that he will not be standing for re-election at the 2012 annual meeting. The Nominating Committee of the Board has recommended, and the Board has nominated, the remaining eight incumbent directors for election at the 2012 annual meeting.

In the event that any nominee named below is unable or declines to serve as a director, the Board may change the number of seats on the Board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxy holders will vote the proxies held by them for the election of such person, unless contrary instructions are given. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director continues until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Required Vote

If a quorum is present and voting, the eight nominees receiving the highest number of votes will be elected to the Board.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Director Nominees

Set forth below is certain biographical information about each of our nominees to the Board.

Name	Age	Position(s)
J. Brandon Black	44	Director, President and Chief Executive Officer
George Lund	47	Director, Executive Chairman
Willem Mesdag	58	Director
Francis E. Quinlan	63	Director
Norman R. Sorensen	66	Director
J. Christopher Teets	39	Director
H Ronald Weissman	67	Director
Warren Wilcox	54	Director

J. BRANDON BLACK. Mr. Black has served as a director since May 2005. Mr. Black joined the Company in May 2000, and has served as our President and Chief Executive Officer since October 2005. Mr. Black also served as our President and Chief Operating Officer from October 2004 to October 2005, and as Executive Vice President and Chief Operating Officer from May 2000 to October 2004. From March 1998 until we acquired the Company in 2000, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April 1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black holds a bachelor’s degree from the College of William and Mary and an MBA from the University of Richmond. Mr. Black’s qualifications to serve on the Board include over 20 years of experience in the credit and collections industry, including many years in senior leadership roles at the Company.

GEORGE LUND. Mr. Lund has served as our Executive Chairman and an officer since July 2009, as the Chairman of our Board since August 2008 and as a director since September 2007. Mr. Lund is the Chairman and CEO of Torch Hill Investment Partners, a private equity firm focusing on defense, intelligence and civil and corporate security. Prior to joining Torch Hill, he was the Chairman and Chief Executive Officer of BANKFIRST, a national issuer of consumer credit, serving in that capacity from 1986 to 2004. Mr. Lund holds a business administration degree from Southern Methodist University. Mr. Lund’s qualifications to serve on the Board include his extensive experience in executive leadership and strategic planning, strong regulatory and government affairs knowledge and deep connections in the financial services industry.

WILLEM MESDAG. Mr. Mesdag has served as a director since May 2007. He has served as the Managing Partner of Red Mountain Capital Partners LLC, an investment advisor, since January 2005, and is President of Red Mountain Capital Management, Inc., its Managing Member. Prior to founding Red Mountain, he was an investment banker at Goldman, Sachs & Co. and a securities lawyer at Ballard, Spahr, Andrews & Ingersoll. He joined Goldman, Sachs & Co. in 1981 and was made a General Partner in 1990. Mr. Mesdag holds a bachelor’s degree from Northwestern University and a Juris Doctor degree from the Cornell Law School. He serves as a director of Davis Petroleum Acquisition Corp., a private company. He also serves as a director of 3i Group plc and Nature’s Sunshine Products, Inc., both of which are public companies, one of which has significant international operations and one of which has investments in India. Mr. Mesdag’s qualifications to serve on the Board include his career as an investment banker and securities lawyer, which give him extensive experience providing strategic and financial advisory services to complex organizations in the consumer credit and financial services industry.

FRANCIS E. QUINLAN. Brigadier General Francis E. Quinlan, United States Marine Corps Reserve (Ret.) was elected a director in September 2011. General Quinlan has practiced law for nearly thirty years, most recently at Newmeyer & Dillion LLP. Before entering the practice of law he was an agent with the Federal Bureau of Investigation. As a reserve officer he performed active duty in command positions at the Squadron, Air Group, Air Wing, Marine Expeditionary Force and Joint Force levels of the United States Marine Corps. He has served for ten years as a board director and chairman of the audit committee of Irvine Company LLC, is founding audit committee chairman and member of the investment committee of the California State Compensation Insurance Fund and was recently elected as chairman of the audit committee of Santa Fe Trust, Inc. Prior to joining the Board, he served on the audit committee of Convoke Systems, Inc. (software services to the debt buying industry). He is Emeritus General Counsel and former audit committee chairman of the Marine Corps University Foundation, Inc. Board of Trustees. Mr. Quinlan holds a Master of Laws in Taxation, has represented major financial institutions in matters ranging from governance and compliance to cyber security and has conducted and directed complex financial, tax, Foreign Corrupt Practices Act, internal fraud and national security investigations in his civilian and military careers. His additional qualifications to serve on the Board include financial forensic accounting training with the FBI, completion of information operations, cyber security and inter-agency professional schools at the national level and corporate network security programs involving multi-national enterprises.

NORMAN R. SORENSEN. Mr. Sorensen has served as a director since December 2011. Mr. Sorensen is Chairman of the International Advisory Council of Principal Financial Group. Previously, he was Chairman of Principal International, serving from 2011 to 2012, and President and CEO of International Asset Management and Accumulation of the Principal Financial Group, serving from 2001 to 2011. He has served as Executive Vice President of both Principal Financial Group, Inc. and Principal Life Insurance Company since 2007, as well as held a number of other senior management positions since 1998. Mr. Sorensen served as a senior executive of American International Group, Inc. from 1989 to 1997. He is also a director of Sara Lee Corporation, serves as Chairman of the International Insurance Society and is a member of the Financial Services Roundtable and the Council on Foreign Relations. Mr. Sorensen’s qualifications to serve on the Board include his experience as an executive officer of an international financial services and asset management company, with responsibility over international operations and oversight over asset management and financial services functions and multiple divisional chief financial officers. He has also served as an executive officer of several publicly traded companies.

J. CHRISTOPHER TEETS. Mr. Teets has served as a director since May 2007. Mr. Teets has served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Mr. Teets also serves as a director of Air Transport Services Group, Inc. and Marlin Business Services Corp., both of which are public companies. Prior to joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets’ qualifications to serve on the Board include his broad experience in capital markets, providing strategic and financial advisory services, and serving as a public company director.

H RONALD WEISSMAN. Mr. Weissman has served as a director since July 2009. Mr. Weissman has served as Chairman of the board of directors of the Federal Home Loan Bank’s Office of Finance since August 2009 and as Chairman of its Audit Committee since September 2009. From May 2002 through June 2009, he served as a Senior Partner with Ernst & Young LLP, where he was a member of the Financial Services Office and also served as the leader for the Office of the Chairman Accounts for the Americas International Financial Reporting Standards (IFRS) Network. Prior to joining Ernst & Young LLP in 2002, Mr. Weissman spent 32 years at Arthur Andersen LLP, where he served as an Andersen Worldwide SC partner from 1981 to 2002. He holds an MBA from the Columbia Graduate School of Business and a bachelor’s degree from Union College. Mr. Weissman is a Certified Public Accountant and holds a Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Mr. Weissman’s qualifications to serve on the Board include his deep expertise in the complex accounting principles applicable to financial services companies.

WARREN S. WILCOX. Mr. Wilcox has served as a director since September 2007. He is currently the head of W2 Associates, LLC which advises venture capital firms on investments related to financial services and information management. Prior to W2, Mr. Wilcox was Head of Advisory Services and Executive Vice President of Visa Inc., having served in that capacity since March 2008. Prior to Visa, Mr. Wilcox served as Vice Chairman, Marketing and Planning at WaMu Card Services, a division of Washington Mutual, Inc. He was previously Vice Chairman of Providian Financial Corporation (which WaMu acquired in 2005). Prior to joining Providian in 2002, Mr. Wilcox served as the Executive Vice President, Planning and Development at Fleet Credit Card Services from 1998 to 2001. Before Fleet, Mr. Wilcox spent 13 years at Household Credit Services, where he held a variety of senior management positions. Mr. Wilcox holds a Bachelor of Science degree from Illinois State University and a Master of Science degree in Management from Purdue University. Mr. Wilcox’s qualifications to serve on the Board include three decades of executive experience in the consumer credit industry. He has served as a consumer marketing expert for a series of large financial institutions and has expertise in financial risk management and modeling.

Board Meetings

The Board met eight times during 2011 and otherwise acted by unanimous written consent. Each director nominee who served on the Board in 2011 attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he was a director in 2011.

Standing Committees

The Board has standing Audit, Nominating and Compensation Committees. During 2011, the members of these Committees were as follows:

Name	Audit	Nominating	Compensation
Timothy J. Hanford			X
Richard A. Mandell	X	X
Willem Mesdag		X
John J. Oros		X
Francis E. Quinlan
Norman R. Sorensen
J. Christopher Teets	X		X
H Ronald Weissman	X
Warren Wilcox	X		X

Our Board has adopted written charters for the Audit, Nominating and Compensation Committees, and each of those written charters is available on our website at www.encorecapital.com. Click on “Investors,” then “Corporate Governance” and then the respective committee charters. The Compensation and Nominating Committees assess the adequacy of their charters from time to time, and the Audit Committee assesses the adequacy of its charter annually. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee. We have a standing Audit Committee that is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee met six times during 2011, including one special meeting. The Audit Committee did not otherwise act by unanimous written consent.

In performing its duties, the Audit Committee:

•	appoints and reviews the performance of our independent registered public accounting firm;

•	approves audit and non-audit fees;

•	reviews and evaluates our financial statements, accounting principles and system of internal controls regarding finance, accounting, legal compliance and ethical behavior;

•

supports the Board by primarily overseeing those risks that may directly or indirectly impact the Company’s financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements;

•	reviews and approves related person transactions; and

•	considers other appropriate matters regarding our financial affairs.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers, administering all of our equity-based plans and periodically reviewing compensation and equity-based plans, with authority to adopt such plans. The Compensation Committee met three times during 2011 and otherwise acted by unanimous written consent.

Among other things, the Compensation Committee has the authority and responsibility under its charter to:

•	periodically review and approve our policies on executive compensation, benefits and perquisites, including incentive cash compensation plans, or other forms of executive incentives;

•	annually review and, as required, vote in executive session to set the compensation, benefits and perquisites of the Chief Executive Officer (“CEO”), who serves as our principal executive officer;

•

annually review and, as required, vote in executive session to set the compensation, benefits and perquisites of all executive officers to satisfy the Compensation Committee that there is equity in the compensation practices and general integrity in conforming to approved plans and policies;

•	set the compensation and benefits for non-employee directors; and

•

consider, approve and administer our incentive compensation plans and equity-based plans in which directors, the CEO, other executive officers and other employees and key consultants may be participants, including, but not limited to: (a) approving restricted stock grants, including restricted stock awards (“RSAs”) and restricted stock unit grants (“RSUs”), stock option grants and/or other awards, (b) interpreting the plans, (c) determining rules and regulations relating to the plans, (d) modifying or canceling existing grants or awards and (e) imposing limitations, restrictions and conditions upon any grant or award as the Compensation Committee deems necessary or advisable.

The Compensation Committee sets performance goals and objectives for the executive officers, evaluates their performance with respect to those goals, sets the executive officers’ compensation based upon the evaluation of their performance and approves all employment and severance related agreements with such executives. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the CEO and Executive Chairman with respect to goals and compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors. All decisions with respect to executive and director compensation are approved by the Compensation Committee.

However, when reviewing and setting the compensation, benefits and perquisites of the CEO, neither the CEO nor any employee of the Company other than the Executive Chairman is present. In addition, when the Compensation Committee reviews and sets the compensation, benefits and perquisites of all other executives, the CEO and the Executive Chairman may be present during deliberations at the Compensation Committee’s discretion, but the CEO may not be present for voting on officer compensation, benefits or perquisites. The Executive Chairman is not present at any meeting at which his compensation is set by the Compensation Committee. Although the CEO generally makes recommendations to the Compensation Committee with respect to executive compensation decisions, including base salaries, cash incentive bonuses and equity-based awards, the Compensation Committee has in the past determined compensation, benefits or perquisites that were different from those recommended by the CEO.

The Compensation Committee approves all grants of equity-based awards, except those awards for the Company’s director level or below employees, which approval authority has been delegated to the CEO by the Committee. Equity award grants to executives are determined based on a periodic review by the Compensation Committee regarding appropriate incentives, with recommendations typically originating from management, consistent with the criteria established in the long-term incentive program adopted by the Compensation Committee.

Outside Consultants. The Compensation Committee has the specific authority to hire outside advisors and consultants in its discretion at our expense. In 2011, the Compensation Committee engaged the law firm of Vedder Price, P.C. (“Vedder Price”) to provide comprehensive legal and executive compensation consulting advice. A more detailed description of Vedder Price’s activities for the Compensation Committee is provided in the Compensation Discussion and Analysis section.

Nominating Committee. The function of the Nominating Committee is to consider and recommend qualified candidates for election as directors of the Company. The Nominating Committee met once in 2011 and otherwise acted by unanimous written consent.

Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described below. Current members of the Nominating Committee and Board and management are polled for suggestions as to individuals meeting the applicable criteria. Research may also be performed to identify qualified individuals.

We do not have a formal diversity policy, but the Nominating Committee does consider a broad range of factors in evaluating prospective director nominees, including the following:

•	the appropriate size of the Board;

•

a candidate’s knowledge, skills and experience, including experience in business, finance, strategic vision, accounting or administration, in light of prevailing business conditions, the needs of the Company and the knowledge, skills and experience already possessed by other members of the Board;

•	whether a candidate is “independent,” as defined by Nasdaq Listing Rules and other applicable standards and whether circumstances exist that may create the appearance of a conflict of interest;

•	a candidate’s familiarity with accounting rules and practices applicable to our business;

•	a candidate’s character, integrity and reputation for working constructively with others;

•	whether a candidate has sufficient time available to devote to the duties of a director of the Company;

•

the desire to assemble a Board that is strong in its collective knowledge and has a diversity of skills, viewpoints and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance;

•	the importance of maintaining productive working relationships among the Board members and between the Board and management for the benefit of all stockholders; and

•	recognition of both the considerable benefit of continuity and the fresh perspective provided by the periodic introduction of new members.

The Nominating Committee assesses the effectiveness of its efforts when it evaluates the Board’s composition as a part of the annual nomination process.

The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.14 of our Bylaws. We consider each candidate equally based on the factors listed above, regardless of whether the candidate is recommended by a stockholder for election to our Board or is recommended by a member of the Board or a third party search firm. The procedures for stockholder nominated director candidates provide that a notice relating to the nomination in connection with an annual meeting must be timely given in writing to: Encore Capital Group, Inc., Attention: Corporate Secretary, 3111 Camino Del Rio North, Suite 1300, San Diego, CA 92108. To be timely, the notice must be delivered within the time period described in the “Stockholder Proposals and Nominations” section of this proxy statement. Such notice must be accompanied by the nominee’s written consent to serve if elected, and must contain information relating to the business experience and background of the nominee, and provide information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder and otherwise comply with the requirements outlined in our Bylaws.

Corporate Governance

Director Independence. The Board has determined that Messrs. Mesdag, Quinlan, Sorensen, Teets, Weissman and Wilcox, who constitute a majority of the Board, are “independent directors” within the meaning of Nasdaq listing standards. During its independence review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. With respect to Mr. Mesdag and Mr. Teets, the Board considered the fact that Mr. Mesdag and Mr. Teets are employees of Red Mountain Capital Partners LLC, an approximately 9.7% stockholder of the Company. The Board concluded that a relationship with a stockholder of the Company in and of itself does not impair a director’s independent judgment in connection with his duties and responsibilities as a director of the Company or a member of a committee of the Board. The Board has determined that each member of the Board’s Audit, Compensation and Nominating Committees is independent (or similarly designated) based on the Board’s application of the standards of Nasdaq, the Securities and Exchange Commission (the “SEC”) or the Internal Revenue Service (the “IRS”), as appropriate for such committee membership.

Audit Committee Financial Expert. The Board has determined that at least one member of the Audit Committee, Mr. Weissman, is an “audit committee financial expert,” as defined in SEC regulations and also possesses the financial sophistication and requisite experience as required under Nasdaq listing standards.

Board Leadership Structure. The Board evaluates its leadership structure on an ongoing basis according to what the Board considers to be best for the Company at any given point in time. Currently, we separate the roles of Chairman and CEO, both of whom serve on the Board and are subject to oversight and review by the independent directors. The Board believes that having a separate Chairman and CEO provides an effective leadership model for the Company at this time and provides the benefit of the distinct abilities and experience of both the Executive Chairman and CEO.

Our Executive Chairman, George Lund, works closely with our management team, including J. Brandon Black, our President and CEO, to develop our corporate strategy and execute on key corporate initiatives. Mr. Black is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. Having the CEO serve on our Board ensures that the Board contains the individual most familiar with the Company’s business and industry and promotes open communication between management and our directors. Mr. Lund and Mr. Black provide advice and recommendations to the full Board for the Board’s consideration.

The Board has considered the benefits of having the Executive Chairman function as a bridge between management and the Board, ensuring that both groups act with a common purpose. The Board also considered Mr. Lund’s knowledge regarding our operations and the industry and markets in which we compete and his ability to promote communication, to synchronize activities between the Board and our senior management, and to provide consistent leadership to both the Board and the Company in coordinating the strategic objectives of both groups. The Board also believes that many elements of the Board’s governance structure ensure a strong, independent Board even though the Board does not have an independent chairman. The Board has determined that each of the other directors is independent, and these directors regularly meet in executive sessions. Thus, we believe that the existing Board leadership structure encourages communication between management, the Executive Chairman and the independent directors and provides an appropriate allocation of roles and responsibilities at this time. The Board’s role in the risk oversight process has no effect on its leadership structure.

Code of Ethics. The Board has adopted a code of ethics entitled the “Standards of Business Conduct” applicable to our directors and all employees and officers, including our principal executive officer and our principal financial officer. A copy of the Standards of Business Conduct is available on our website at www.encorecapital.com. Click on “Investors,” then “Corporate Governance” and then “Standards of Business Conduct.” We may post amendments to or waivers of the provisions of the Standards of Business Conduct, if any, made with respect to any of our directors and executive officers on that website, unless otherwise required by Nasdaq listing standards to disclose any waiver in a Current Report on Form 8-K. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Risk Oversight. Our Board is actively involved in oversight and review of the Company’s risk management efforts either directly or through its standing committees. Assessing and managing risk and communicating risks to the Board is the responsibility of the Company’s management. In 2010, the Company’s management implemented an Enterprise Risk Management (“ERM”) program, led by certain officers of the Company, including Paul Grinberg, our Chief Financial Officer (“CFO”), with oversight from the Board. The ERM program was established to identify and evaluate key business risks within the financial, operational, regulatory and strategic arenas of the Company and to develop risk monitoring processes and response strategies to transfer, avoid, reduce or accept individual risks as appropriate. Additionally, the ERM program assists management in determining appropriate risk tolerance levels that balance risk mitigation with opportunities to create stockholder value. ERM program leaders make regular reports to the Board regarding the ERM program’s risk identification, management and mitigation strategy recommendations.

While the Board has retained the responsibility for general oversight of risks and of our ERM program, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements, while the Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from employee compensation policies and practices. Each standing committee provides reports to the full Board at regular meetings concerning the activities of the committee and actions taken by the committee since the last regular meeting. Additionally, each Board committee is composed of all independent directors and all directors are actively involved in the risk oversight function.

Communications with Directors. We have not adopted a formal process for stockholder communications with the Board. Given our size, the Board does not deem it necessary to adopt formally a written policy regarding stockholder communications. Stockholders, however, can contact the Board or an individual director by writing to: Board of Directors, Encore Capital Group, Inc., 3111 Camino Del Rio North, Suite 1300, San Diego, CA 92108, Attention: Corporate Secretary. Absent unusual circumstances or as contemplated by committee charters, communications received in writing are distributed to members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Executive Sessions of Independent Directors. Independent Board members meet without management present at least twice a year following regularly scheduled Board meetings.

Policy Regarding Directors’ Attendance at Annual Meetings. We encourage directors to attend our annual meeting, but we do not have a policy that requires the attendance of all directors at our annual meeting. Each of our current directors who was a director at the time attended the 2011 annual meeting, with the exception of Warren Wilcox who was unable to attend due to a family obligation.

Majority Voting Policy. The Company has adopted a Majority Voting Policy, which states that in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from election than votes “for” such election shall promptly tender a resignation to the Board for consideration.

The Nominating Committee shall promptly consider the resignation offer and recommend to the Board action with respect to the tendered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing the underlying cause of the “withheld” votes, (iii) determining not to renominate the director in the future, (iv) rejecting the resignation or (v) any other action the Nominating Committee deems to be appropriate and in the best interests of the Company. In considering what action to recommend with respect to the tendered resignation, the Nominating Committee will take into account all factors deemed relevant, including without limitation, any stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the Board, the director’s contributions to the Company, the mix of skills and backgrounds of the directors and whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the SEC or the NASDAQ Stock Market.

The Board will act on the Nominating Committee’s recommendation no later than 90 days following certification of the stockholder vote.

Following the Board’s decision on the Nominating Committee’s recommendation, the Company will promptly disclose the Board’s decision with respect to the tendered resignation and will provide a description of the process by which the decision was reached in a Current Report on Form 8-K filed with the SEC.

Except in certain special circumstances, any director who tenders a resignation pursuant to this provision shall not participate in the Nominating Committee review and recommendation process or the Board’s consideration regarding the action to be taken with respect to the tendered resignation.

To the extent that one or more directors’ resignations are accepted by the Board, the Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

EXECUTIVE OFFICERS

Set forth below is certain biographical information about each of our current executive officers. Executive officers are appointed annually by the Board and serve at the discretion of the Board.

Name	Age	Position(s)
George Lund	47	Executive Chairman
J. Brandon Black	44	President, Chief Executive Officer and Director
Paul Grinberg	51	Executive Vice President, Chief Financial Officer and Treasurer

GEORGE LUND and J. BRANDON BLACK. For biographical information on Mr. Lund and Mr. Black, see disclosure in the Directors section above.

PAUL GRINBERG. Mr. Grinberg has served as our Executive Vice President, Chief Financial Officer and Treasurer since May 2005, and he served as Secretary from June 2008 until January 2010. From September 2004 until May 2005, he served as our Senior Vice President of Finance. From May 2003 until joining the Company, Mr. Grinberg was the founder and President of Brio Consulting Group, a company that helped venture and private equity backed companies with financial strategy, M&A and related services. From May 2000 until April 2003, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies. From February 1997 until April 2000, Mr. Grinberg served as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. From September 1983 until January 1997, Mr. Grinberg was employed at Deloitte &Touche LLP, where he served in several capacities, the most recent of which was as a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg also serves as a director, Chairman of the audit committee, Chairman of the compensation committee and member of the nominating committee of Bank of Internet USA, an FDIC insured branchless bank. Mr. Grinberg received his bachelor’s degree in accounting from Yeshiva University in 1983 and his MBA from Columbia University in 1989, and he is a Certified Public Accountant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Executive Summary is divided into the following parts:

•	The Company’s Compensation Philosophy and Purpose;

•	Fiscal Year (“FY”) 2011 Compensation of Our Named Executive Officers (“NEOs”);

•	FY 2011 Performance and How It Affected 2011 NEO Compensation;

•	FY 2012 NEO Compensation Levels;

•	Current Change-in-Control and Employment Termination Arrangements; and

•	NEO Compensation Changes for FY 2012

The Company’s Compensation Philosophy and Purpose

The Company’s executive compensation philosophy, and the purpose of this philosophy, is presented below:

•

Pay for Performance and Experience. Base salaries are commensurate with the executive’s or key employee’s experience and expertise coupled with an assessment of (i) the executive’s contribution to the Company, (ii) the responsibilities and experience of the executive, (iii) the terms of any applicable employment agreements, and (iv) the recommendations of senior management. Incentive compensation is likewise tied to performance and experience.

•

Market Comparison. The Compensation Committee, with the assistance of outside consultants and/or management, periodically reviews market compensation data and other relevant information regarding total direct compensation structures, giving appropriate weight to the data from our market competitors. Our compensation programs must be competitive in order to retain our senior executives.

•

Alignment with Stockholder Interests. In general, the payment of our incentive compensation is dependent upon the achievement of targeted corporate operating measures as more specifically described below. We believe that basing a component of employee compensation on corporate results and performance aligns employee interests with stockholder interests. In addition, a portion of our executive compensation consists of equity-based incentives, including restricted shares, RSAs, RSUs, and/or stock options, so that executives’ interests are further aligned with the interests of our stockholders.

•

Retention. We believe that our compensation program should be designed to attract and retain highly talented individuals critical to our success by providing competitive total compensation with significant retention features. Our equity compensation awards are designed to retain our executives and other key employees, while also accomplishing our other compensation goals and objectives.

•

Severance. To provide sufficient assurances to our executives, the Compensation Committee approved severance protection arrangements for each of our current executives, which provide for certain payments if the executive’s employment is terminated without cause or if the executive resigns for good reason.

FY 2011 Compensation of Our NEOs

Below shows the compensation and the compensation components we used to pay our three NEOs for FY 2011:

Name	Annual Salary	Annual Cash Bonus	Restricted Stock Units	Stock Options	Other	Total Compensation
George Lund Executive Chairman	$500,000	$0	None	None	$62,500	$562,500

J. Brandon Black President & CEO	$431,833	$770,000	23,500 RSUs granted on 3/15/11 when the stock price was $24.65 and with a grant-date fair value of $579,275	54,000 stock options granted on 3/15/11 with an exercise price of $24.65 and a grant-date fair value of $737,937	$4,125	$2,523,030

Paul Grinberg EVP, CFO and Treasurer	$303,617	$545,000	23,500 RSUs granted on 3/15/11 when the stock price was $24.65 and with a grant-date fair value of $579,275	54,000 stock options granted on 3/15/11 with an exercise price of $24.65 and a grant-date fair value of $737,937	$4,125	$2,169,814

Refer to our Summary Compensation Table and accompanying tables for details.

FY 2011 Performance and How It Affected 2011 NEO Compensation

The Company had outstanding performance in FY 2011, similar to its performance in FY 2010.

The Company’s annual EBITDA, which is the primary performance metric currently used in the Company’s executive compensation programs (other than stock price), increased 24.4% for the previous one-year period, from $100.5 million in FY 2010 to $125.0 million in FY 2011, and 80.6% for the previous two-year period, from $69.2 million in FY 2009. The Compensation Committee took this outstanding performance into account when, in the exercise of its discretion under the Company’s compensation programs, it awarded to our NEOs cash bonuses in February 2012 and equity awards in March 2011 and April 2012.

We paid the NEOs the above compensation based on the following:

Salary Paid in FY 2011. 2011 annual base salary was increased by 1.5% in March 2011. Company performance did not affect the annual base salary determinations.

Annual Cash Bonus Paid in February 2012. We have a Key Contributor Plan (“KCP”) that we use to pay annual cash bonuses to our NEOs and other senior executives. The performance metric under the KCP for FY 2011 was EBITDA, and the performance target was $123.4 million, which was 22.8% over actual EBITDA achieved in FY 2010 and 31.0% greater than the EBITDA target for FY 2010 of $94.2 million. The Compensation Committee noted that the 2011 EBITDA target was an aggressive target. Actual EBITDA achieved for FY 2011 was $125.0 million or 1.3% over target.

Mr. Lund, as Executive Chairman, does not participate in the KCP and received no annual cash bonus. Mr. Black and Mr. Grinberg both have target annual cash bonus levels equal to 100% of their annual base salaries. However, the KCP generally provides the Compensation Committee with discretion to increase bonus payment amounts. Recognizing that the EBITDA target for FY 2011 was 31.0% greater than the EBITDA target for FY 2010, and where actual EBITDA achieved for 2010 was $100.5 million, or 6.7% greater than the 2011

EBITDA target, and after analyzing the annual cash compensation opportunity (taking into account 2011 base salaries) for both Mr. Black and Mr. Grinberg, the Compensation Committee used its discretion to increase the cash bonus payments under the KCP to the same amounts paid for FY 2010.

Equity Grants Awarded in March 2011. We report equity grants awarded to our NEOs with respect to the fiscal year when made. While equity awards have a “going-forward” long-term incentive feature to them, the size of the award generally is based on past awards and the previous year’s performance. After taking into account recommendations from the CEO and Senior Vice President of Human Resources, the Compensation Committee exercises its discretion in determining the size of the equity grants made to our NEOs.

Equity Grants Realized in 2011. Our NEOs vested in the following restricted shares and/or RSUs, and exercised the following number of stock options:

Name	Restricted Shares Vested (shares / dollar amount)		RSUs Vested (shares / dollar amount)		Stock Options Exercised (shares /dollar amount)
George Lund Executive Chairman	23,000 / $	625,830		None		None

J. Brandon Black President & CEO		None	41,226 / $	1,021,736	151,575 / $	4,072,244

Paul Grinberg EVP, CFO and Treasurer		None	61,501 / $	1,421,846	41,024 / $	955,987

Retirement and Deferred Compensation. Other than a standard 401(k) plan applicable to all employees, there are no active retirement arrangements for our NEOs; however, Mr. Black still participates in a “frozen” deferred compensation plan that is linked to a split-dollar arrangement. The Company does not contribute to this frozen plan. Mr. Black lost $4,861 in his fully vested deferred compensation account in FY 2011.

Perquisites and Other Compensation. There are no perquisite programs for the NEOs at the Company, other than an annual housing allowance for our Executive Chairman of $60,000. There is no other compensation paid to or on behalf of our NEOs other than 401(k) matching contributions contained in the Summary Compensation Table.

FY 2012 NEO Compensation Levels

In February 2012, we increased the annual base salaries of Mr. Black and Mr. Grinberg, effective March 1, 2012. Mr. Black’s base salary was increased from $433,088 to $600,000, a 38.5% increase, and Mr. Grinberg’s base salary was increased from $304,435 to $425,000, a 39.6% increase. Mr. Lund’s base salary remained at $500,000.

These increases were based on a review by the Compensation Committee of salary levels at many companies similar to the Company by industry, revenue size, market capitalization size, and annual net income production. The Compensation Committee found that the fixed compensation levels of the CEO and the CFO were below what the Compensation Committee considered to be competitive. In addition, as part of its risk management program, the Compensation Committee wanted to rebalance its annual cash compensation levels so that there would be more of a weighting toward fixed annual cash than variable annual cash. A more detailed discussion is provided later in this Compensation Discussion and Analysis.

The annual cash bonus target levels for Mr. Black and Mr. Grinberg remain at 100% of annual base salary. Mr. Lund, as mentioned above, does not participate in an annual cash bonus arrangement.

In addition, although not reflected in the compensation tables appearing after this Compensation and Discussion Analysis, we made the following equity compensation grants to our NEOs on April 6, 2012:

Name	Restricted Stock Awards	Stock Options

George Lund	None	None

J. Brandon Black	23,000 restricted shares granted on 4/06/12 when the stock price was $22.17 and with a grant-date fair value of $509,910	50,000 stock options granted on 4/06/12 with an exercise price of $22.17 and a grant-date fair value of $598,000

Paul Grinberg	23,000 restricted shares granted on 4/06/12 when the stock price was $22.17 and with a grant-date fair value of $509,910	50,000 stock options granted on 4/06/12 with an exercise price of $22.17 and a grant-date fair value of $598,000

Current Change-in-Control and Employment Termination Arrangements

We do not have formal employment agreements with our NEOs; however, we have entered into “severance protection letter agreements” with Mr. Black and Mr. Grinberg. In addition, our equity compensation arrangements provide for accelerated vesting in certain instances. The terms and conditions relating to our employment termination arrangements (whether or not in connection with a change in control) is as follows:

•

Mr. Lund’s unvested equity compensation grants will vest on death, or a termination due to disability or by the Company without cause (actual or constructive). In addition, his unvested equity compensation will immediately vest on a change in control. Mr. Lund does not have an arrangement with the Company to receive any cash severance in the event of a termination of employment for whatever reason.

•

Mr. Black’s unvested equity compensation grants will vest on death or a termination due to disability. In addition, his unvested equity compensation will immediately vest on a change in control (with or without a termination of employment). Under Mr. Black’s severance protection letter agreement, if he is terminated by the Company without Cause (which is defined in the severance protection letter agreement) or he terminates his employment for Good Reason (which is also defined in the severance protection letter agreement), he will receive two years of continued base salary plus 200% of the last three-year average bonus payments plus a prorated target bonus for the year of termination plus two years of continued health benefits. In addition, his severance protection letter provides that if any payment or benefit that he receives pursuant to a change in control of the Company or otherwise would be subject to the excise tax under Internal Revenue Code (“IRC”) Section 4999, then such payment will be reduced so that either (i) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in his receipt, on an after-tax basis, of the greater amount of the payment.

•

Mr. Grinberg’s unvested equity compensation grants will vest on death or a termination due to disability. In addition, his unvested equity compensation will immediately vest on a change in control (with or without a termination of employment). Under Mr. Grinberg’s severance protection letter agreement, if he is terminated by the Company without Cause (which is defined in the severance protection letter agreement) or he terminates his employment for Good Reason (which is also defined in the severance protection letter agreement), he will receive one year of continued base salary plus 100% of his target bonus plus a prorated target bonus for the year of termination plus one year of continued health benefits. In addition, his severance protection letter provides that if any payment or benefit that he receives pursuant to a change in control of the Company or otherwise would be subject to the excise tax under IRC Section 4999, then such payment will be reduced so that either (i) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in his receipt, on an after-tax basis, of the greater amount of the payment.

The table below shows the dollar amounts that would be payable to our NEOs if there had been a change in control and/or if their employment had been terminated on December 31, 2011 (and using a stock price of $21.26 in all instances) based on the following scenarios:

•	there is a change in control without a termination of employment (“single trigger”);

•	there is a change in control and there is a termination of employment without Cause or for Good Reason (“double trigger”);

•	there is no change in control and there is a termination of employment without Cause or for Good Reason;

•	death; and

•	disability

Name	Single Trigger Change in Control *	Double Trigger Change in Control *	Without Cause or for Good Reason	Death	Disability
George Lund	$5,163,420	$5,163,420	$999,220	$5,163,420	$5,163,420
J. Brandon Black	$2,093,818	$5,210,903	$3,117,085	$2,093,818	$2,093,818
Paul Grinberg	$2,163,976	$3,086,076	$922,100	$2,163,976	$2,163,976

*	Note: these amounts do not produce an excise tax under IRC Section 4999.

Other NEO Compensation Changes for FY 2012

The Compensation Committee reviewed the Company’s executive compensation practices and made the following changes effective in 2012:

•

require that all equity compensation grants made in 2012 and thereafter will have a double-trigger arrangement whereby accelerated or continued vesting will occur only if there is both a change in control and a termination of employment; and

•	use RSAs instead of RSUs, primarily to avoid application of IRC Section 409A.

Introduction

The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation earned by our NEOs during our 2011 fiscal year. The following discussion and analysis should be read in conjunction with the “2011 Summary Compensation Table” and related tables and narrative that are presented in this proxy statement.

For our 2011 fiscal year, our NEOs were:

•	George Lund, our Executive Chairman;

•	J. Brandon Black, our President and CEO; and

•	Paul Grinberg, our Executive Vice President, CFO and Treasurer.

This CD&A addresses and provides the context behind the numerical and related information contained in the “2011 Summary Compensation Table” and related tables and includes the award of bonuses related to 2011 performance that occurred after the end of our 2011 fiscal year.

Fiscal 2011 Key Developments

Our compensation policy in 2011 was to maintain our existing compensation programs. Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal 2011 as approved by the Compensation Committee:

No material changes in key compensation features during 2011. There were no material changes to compensation practices for our NEOs in 2011.

Performance-based compensation awards and payouts. Our executive compensation is linked to the achievement of performance targets or specific strategic objectives. As with past years, through the KCP, Mr. Black and Mr. Grinberg (but not Mr. Lund) were eligible to earn cash incentive compensation based upon achievement of specific EBITDA targets for fiscal year 2011 recommended and approved by the Compensation Committee and that are designed to challenge the executive team to high performance.

Last Year’s “Say-on-Pay” Advisory Vote on Executive Compensation

At our 2011 annual meeting of stockholders, a non-binding, advisory vote was taken with respect to the compensation of the Company’s NEOs (referred to as the “say on pay” vote). Over 99% of the votes cast were in favor of approval of our executive compensation program. We value this endorsement by our stockholders of our executive compensation program and policies, and the Compensation Committee continues to look for ways to enhance and refine our pay-for-performance-based executive compensation program.

The Compensation Committee considered the results of the 2011 advisory vote and also considered other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A, including the advice of the Compensation Committee’s independent compensation consultant. While these factors impacted the Compensation Committee’s decisions regarding NEO compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies explicitly as a result of the 2011 “say on pay” advisory vote.

Overview

Our Compensation Philosophy and Purpose. The Compensation Committee is chartered with establishing and reviewing the performance and compensation of our NEOs and other executive officers. Incentive compensation arrangements are the cornerstone of the Compensation Committee’s executive compensation policies. Our compensation philosophy is to establish and maintain base salaries, bonus plans and equity-based compensation plans that will attract and retain qualified executive officers and key employees necessary for our continued successful operation and growth and ensure that management is rewarded appropriately for its contributions to our growth and profitability in alignment with our objectives and stockholder interests.

Ultimately, our compensation philosophy is generally focused on the following:

•

Pay for Performance and Experience. Base salaries are commensurate with the executive’s or key employee’s experience and expertise coupled with an assessment of: (i) the executive’s contribution to the Company, (ii) the responsibilities and experience of the executive, (iii) the terms of any applicable employment agreements, and (iv) the recommendations of senior management. Incentive compensation is likewise tied to performance and experience.

•

Market Comparison. The Compensation Committee, with the assistance of outside consultants and/or management, periodically reviews market compensation data and other relevant information regarding total direct compensation structures, giving appropriate weight to the data from our market competitors. Our compensation programs must be competitive in order to retain our senior executives.

•

Alignment with Stockholder Interests. In general, the payment of our incentive compensation is dependent upon the achievement of targeted corporate operating measures as more specifically described below. We believe that basing a component of employee compensation on corporate results and performance aligns employee interests with stockholder interests. In addition, a portion of our executive compensation consists of stock incentives, including restricted shares, RSAs, RSUs and/or stock options, so that executives’ interests are further aligned with the interests of our stockholders.

•

Retention. We believe that our compensation program should be designed to attract and retain highly talented individuals critical to our success by providing competitive total compensation with significant retention features. Our stock option, RSA and RSU awards are designed to retain our executives and other key employees, while also accomplishing our other compensation goals and objectives.

•

Severance. To provide sufficient assurances to our executives, the Compensation Committee approved severance protection arrangements for each of our current executives, which provide for certain payments if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Role of the Compensation Committee. During fiscal 2011, the Compensation Committee consisted of J. Christopher Teets (Chairman), Timothy J. Hanford (who retired from the Board on June 9, 2011) and Warren Wilcox. Norman Sorensen did not join the Compensation Committee until January 9, 2012. The Compensation Committee’s primary activity occurs following the close of the fiscal year, when the Committee: (i) approves grants of restricted shares, RSAs, RSUs and stock options; (ii) determines whether performance targets have been satisfied for performance-based RSUs granted during previous fiscal years; (iii) approves total compensation levels for our NEOs for the fiscal year just concluded, including any salary increases and cash bonuses and (iv) approves payments under the KCP applicable to our NEOs for the current fiscal year.

Outside Consultants. The Compensation Committee has the specific authority to hire outside advisors and consultants in its discretion at the expense of the Company. In 2011, the Compensation Committee engaged Vedder Price to fully review its executive compensation documents and to provide a large volume of compensation data from the Equilar, Inc. executive compensation database. A more detailed discussion is provided below under “Executive Compensation Comparisons.”

Compensation Committee’s Action in 2011 effective in 2012

Following the Vedder Price review, the Compensation Committee decided to take the following actions with respect to its executive compensation programs in 2012:

•

Single-trigger vs. double-trigger accelerated vesting of equity grants on a change in control. Previously, we provided our NEOs and other top executives with accelerated vesting of equity awards on the occurrence of a single-trigger. The Compensation Committee decided in 2011 that all future equity grants will accelerate or continue to vest only on the occurrence of both a change in control and certain terminations of employment (death and a termination due to disability are still single-trigger); and

•

Increase in base salaries. The Compensation Committee reviewed the compensation data described below under the heading “Executive Compensation Comparisons.” While no specific data point or collections of data points were used to set annual base salaries, the Compensation Committee took these data points into account to determine what it considered to be competitive base salaries for our NEOs.

Other Compensation Committee Action for 2012

The Compensation Committee is continuing its review of the Company’s executive compensation programs during 2012, specifically reviewing the following:

•	deferred compensation/split-dollar arrangements for our NEOs;

•	the annual equity-based compensation program;

•	review qualifying compensation arrangements for tax deductibility for IRC section 162(m); and

•	executive termination arrangements (both for change-in-control and non-change-in-control circumstances).

Executive Compensation Comparisons

The Compensation Committee annually takes into consideration evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. In 2011, the Compensation Committee engaged Vedder Price to extract, compile, assemble and provide to the Compensation Committee a large volume of executive compensation data for comparison purposes.

Vedder Price and the Compensation Committee created the following four “comparison groups”:

•	industry group (with annual revenues between $100 million and $5 billion)

•	annual revenue group (with annual revenues between $350 million and $410 million)

•	annual net income group (with annual net revenues between $45 million and $55 million)

•	market capitalization group (with market capitalizations between $500 million and $650 million).

A full list of the comparison companies are set forth in Appendices A, B, C and D at the end of this proxy statement. The Compensation Committee reviewed this compensation data and took the data into account in setting compensation levels for our NEOs for 2012; however, the data – in and of itself – did not determine these compensation levels. While this comparison is similar to benchmarking, the Compensation Committee considers its review of this data to be a comparison and not a benchmarking.

In addition, the Compensation Committee closely reviewed the executive compensation data at a group of peer companies consisting of Asset Acceptance Capital Corp., Asta Funding, Inc., NCO Group, Inc. and Portfolio Recovery Associates, Inc. These companies were selected because they are all publicly traded companies (with the exception of NCO Group, Inc.) and are close industry peers to the Company. As in previous years, the Compensation Committee considers the compensation practices of these peer companies; however, it does not use peer group data to base, justify or provide a framework for compensation decisions. The Compensation Committee also does not target any element of compensation or total compensation to a specific range within the peer group. Rather, it uses peer group data to obtain a general understanding of current compensation practices and to aim to provide total compensation packages that are competitive with prevailing practices in our industry.

Role of Executives in the Compensation Setting Process

The Compensation Committee generally solicits management’s assistance in determining executive compensation as it deems appropriate. For 2011, the Compensation Committee determined salary levels, bonus and equity awards for Mr. Black and Mr. Grinberg in collaboration with Mr. Lund. Mr. Lund’s salary is determined solely by the Compensation Committee. The Compensation Committee looks to the Human Resources and Legal Departments and its outside advisors for advice regarding the design and implementation of compensation plans, programs and practices. Representatives from those departments, as well as Mr. Lund often attend portions of Compensation Committee meetings to make presentations regarding, and to discuss management’s viewpoint of, various compensation issues.

Elements of our Compensation Program

Our compensation plans are designed to provide a competitive total compensation package consistent with our performance in the marketplace. The compensation program for each of our NEOs includes:

•	base salary;

•	annual cash incentive bonus;

•	equity-based compensation incentives;

•	severance protection and/or change-in-control arrangements; and

•	participation in other benefit plans and programs.

While executives have more of their total compensation at risk than other employees, the principles that serve as the basis for our NEO compensation practices apply to the compensation plans for all employees who are eligible for incentive compensation; namely, corporate and individual performance drive incentive compensation.

Processes and Procedures for Considering and Determining Executive and Director Compensation

Base Salary. The first component of our NEO compensation package is base salary. Our philosophy is to pay base salaries that are commensurate with the NEO’s experience and expertise, taking into account competitive market data for NEOs with similar backgrounds, experience and expertise. The factors considered by the Compensation Committee in making its evaluation and determination regarding the appropriateness of base salary include:

•	an assessment of each NEO’s contribution to the Company;

•	the responsibilities and experience of each NEO;

•	competitive market data, individual performance and other relevant information regarding base salary structures;

•	the terms of any applicable employment agreements;

•	the detriment to us should the NEO leave the Company’s employ; and

•	the recommendations of senior management.

The Compensation Committee generally reviews each NEO’s base salary and benefits on an annual basis and from time to time as it deems appropriate.

With respect to its periodic review of salaries for our NEOs and other executives in 2011, the Compensation Committee considered data provided by our management, which included an assessment of corporate performance, as well as individual performance of each NEO. The base salaries set for 2011 were believed to be consistent with our compensation philosophy, which attempts to establish a strategic balance between “pay at risk” and market competitiveness.

Mr. Black’s and Mr. Grinberg’s base salaries were increased by the Compensation Committee on February 25, 2011 to annual rates of $426,688 and $300,000, respectively, effective March 1, 2011. These approximately 1.5% base salary increases were determined to be consistent with increases in the applicable cost of living and did not constitute merit increases.

There was no change to Mr. Lund’s annual base salary in 2011, which remained at $500,000 and which had been set by the Compensation Committee in July 2009 upon his appointment as Executive Chairman. The Compensation Committee believes that Mr. Lund’s base salary remains competitive and commensurate with his role and responsibilities at the Company.

We disclose the salary earned in 2011 by our NEOs in the “Salary” column of the “2011 Summary Compensation Table.”

Annual Cash Incentive Bonus. The second component of our NEO compensation package is an annual cash incentive bonus program under our KCP. Pursuant to the terms of the KCP, each NEO’s target bonus is a stated percentage of his annual base salary; however, our NEOs would not receive a bonus if threshold performance goals are not met. The Compensation Committee does have the authority not to award a bonus or to award a bonus that is greater or less than the specified payout under the KCP. Actual bonuses paid to our NEOs under the KCP are based upon (i) achievement of our corporate performance against pre-established, targeted operating measures and (ii) the Compensation Committee’s discretion to increase or decrease the payout above or below the earned payout. The Compensation Committee believes that variable bonus opportunities provide higher rewards for higher performers and drive the successful achievement of short-term critical business objectives. Mr. Lund’s compensation package excludes participation in the KCP otherwise available to the Company’s other NEOs.

Based on the Company’s annual strategic operational and financial objectives for fiscal year 2011, a Board-approved, Company EBITDA target of $123.4 million, representing a 31% increase over 2010 target EBITDA, was established as the appropriate operating measure by the Compensation Committee for determining bonus awards to our NEOs under the KCP. Payouts at target would be equal to 100% of base salary for each of Mr. Black and Mr. Grinberg. EBITDA is measured according to generally accepted accounting principles and may be adjusted for unusual items at the Compensation Committee’s discretion. Actual EBITDA for 2011 was $125.0 million, representing an increase of 24.4% over 2010 actual EBITDA and a bonus payout at 101.7% of target. No adjustments were made to the Company’s 2011 EBITDA results. After considering the Company’s outstanding performance in 2011, and noting both the year-over-year EBITDA growth and maintenance of the Company’s stock price during a volatile time period, as well as noting the aggressive EBITDA targets that had been set, the Compensation Committee used its discretion to increase the payout under the KCP by 1.7% above the earned payout which resulted in a bonus payout to each of Mr. Black and Mr. Grinberg at 178% of base salary. Information on the 2011 bonuses awarded to Mr. Black and Mr. Grinberg can be found in the Summary Compensation Table.

Equity-Based Compensation Incentives. The third component of our NEO compensation package is equity-based compensation incentives, which have traditionally taken the form of non-qualified stock options, RSAs and RSUs. The Compensation Committee considers annual grants of stock options, RSAs and RSUs to our NEOs and key employees to more closely align the interests of our executive officers and key employees with the long-term interests of the Company and our stockholders and to assist in promoting executive retention.

Long-Term Incentive Program. The Compensation Committee implemented a long-term incentive program under the our 2005 Stock Incentive Plan (“2005 Plan”) with the intent of making annual grants of RSUs or RSAs and/or non-qualified stock options to executive officers and other eligible employees. Our standard form of equity award agreement for our executive officers and directors provides for vesting acceleration upon a change in control, death or disability. We believed during the first half of 2011 that this was consistent with the practices of many other companies for their senior executives and allows them to provide continued dedication and efforts in such event without undue concern for their financial security.

We did not consider issuing RSUs prior to 2005. Historically, stock option grants were given favorable accounting and tax treatment and, given that stock option grants are extremely common in the markets in which we operate, we had no compelling reason to look to other forms of equity compensation until the implementation of Statement of Financial Accounting Standards No. 123 (revised) (now referred to as “FASB ASC Topic 718”) changed the accounting treatment for stock options effective in 2005. Since the implementation of FASB ASC Topic 718, many public companies have begun issuing RSUs. We believe that one advantage to using RSUs is that we can issue fewer shares to achieve the same value when compared to stock option grants, which will be less dilutive to our stockholders. At the same time, grants of RSUs confer potential benefits on the recipient upon vesting regardless of the performance of our stock price.

The aggregate value of annual equity awards granted to our executives and other employees is a discretionary amount determined by the Compensation Committee taking into account the dilutive effect to stockholders, market data, historic award data and availability of shares under the 2005 Plan. The available pool of shares that are granted to eligible employees each year is targeted at an annual aggregate dilution range of 1.5% to 2.25% of the Company’s shares outstanding. The pool is apportioned at the discretion of the Compensation Committee among our NEOs, executive officers and other employees taking into account individual performance, the individual’s ability to drive Company results, leadership potential and retention. Equity awards are generally granted as a mix of stock options and time based RSUs or RSAs at a 2:1 ratio. Stock options typically have an exercise price equal to the fair market value on the date of grant and stock options and RSUs generally vest over a three-year period.

Equity-Based Compensation Incentives for 2011. The Company strives to make equity-based compensation grants for a particular year during the first quarter following fiscal year end based on an assessment of the NEO’s performance for that fiscal year. Accordingly, in recognition of their services and our outstanding performance in 2010, on March 15, 2011, the Compensation Committee made grants of RSUs and non-qualified stock options to purchase shares of our common stock to our NEOs and other employees. The Compensation Committee approved a grant to each of Mr. Black and Mr. Grinberg in March 2011 23,500 RSUs and 54,000 non-qualified stock options to purchase shares of the Company’s common stock at the closing market price on the date of grant. Recommendations from the Executive Chairman and management were taken into account in determining the size of these equity awards. Management’s recommendations were based on an assessment of the performance of the NEOs during the fiscal year, an assessment of Company performance during the fiscal year and were generally made within historical equity-based compensation grant practices. The Compensation Committee generally takes management’s recommendations under advisement and makes its own independent determination based upon an assessment of the same factors.

In April 2012, the Compensation Committee approved grants of RSAs and non-qualified stock options to purchase shares of our common stock to each of Mr. Black and Mr. Grinberg in the amounts of 23,000 RSAs and 50,000 non-qualified stock options to purchase shares of the Company’s common stock at the closing market price on the date of grant. The size of the 2012 equity awards to Mr. Black and Mr. Grinberg were less than the grants made to them in March 2011. In addition, the Company used RSAs instead of RSUs to eliminate any application of IRC Section 409A. The RSAs and non-qualified stock options granted to Mr. Black and Mr. Grinberg were subject to vesting in annual increments over a three-year period. In determining the size of these equity grants, the Compensation Committee took under advisement management’s recommendations that were based upon an assessment of the respective NEO’s contribution to the Company’s financial and operating results during 2011 and were made within historical equity-based compensation grant practices and the Compensation Committee’s own assessment of these factors, including a comparison of fiscal 2011 performance to fiscal 2010 performance.

Pursuant to the 2005 Plan, the Compensation Committee also approved on August 23, 2007, certain EBITDA targets (the “EBITDA Targets”) for the grant of performance-based restricted stock units (“PSUs”) to Mr. Black and Mr. Grinberg. The EBITDA Targets would be achieved and the full amount of the award would be paid if EBITDA increased by 50% from fiscal year 2007 to fiscal year 2011. Based on the achievement of the EBITDA Target of $120 million and pursuant to terms and conditions set forth in their respective PSU grant notices and agreements, the EBITDA Targets were satisfied and 25% of Mr. Black’s and Mr. Grinberg’s PSUs vested. This resulted in an award on February 9, 2012 to Mr. Black of 10,612 vested PSUs and to Mr. Grinberg of 2,500 PSUs. Prior to that, based on the achievement of the EBITDA Target of $100 million and pursuant to terms and conditions set forth in their PSU grant notices and agreements, the EBITDA Targets were satisfied and 50% of Mr. Black’s and Mr. Grinberg’s PSUs had vested, which resulted in an award on February 14, 2011 to Mr. Black of 21,225 vested PSUs and to Mr. Grinberg of 5,000 PSUs. In establishing the number of PSUs that the NEOs were eligible to receive upon achievement of the EBITDA Targets, the Compensation Committee considered the individual’s contribution to the Company, the Company’s performance and the Committee’s own historical grant practices.

Severance Protection Agreements. Both Mr. Black and Mr. Grinberg are parties to executive severance protection agreements which are discussed below in the “Potential Payments Upon a Termination or Change in

Control” section. The severance protection agreements are designed to compensate the executives for playing a significant role in managing our affairs, and are intended to provide an important “safety net” that allows these executives to focus on our business and pursue the course of action that is in the best interests of our stockholders by alleviating some concerns regarding their personal financial well-being in the event of a termination or change-in-control transaction. We believe that the provisions of our severance arrangements with Mr. Black and Mr. Grinberg are consistent with the principal objectives of our compensation programs. We believe that the compensation elements that would be triggered upon termination are consistent with the market in which we operate and at appropriate levels when viewed in relation to the benefits the executives provide us and our stockholders and the overall value of the Company. The executives are subject to certain restrictions in exchange for receiving the financial and other benefits under their agreements, as described in more detail in the “Potential Payments Upon a Termination or Change in Control” section. We believe imposition of these restrictions serves our best interests and the best interests of our stockholders.

Other Benefits and Programs. Our NEOs are eligible to participate in benefit programs designed for all of our full-time employees during the period of their employment. These programs include a tax qualified 401(k) savings plan, and medical, dental, disability and life insurance programs. In addition, our NEOs as well as other key employees were previously eligible to participate in our non-qualified deferred compensation plan; however, as of mid-year 2009, no new deferrals were allowed for 2009, 2010 or 2011. The plan permitted deferral of a portion of the participant’s compensation until a specified period of time, and the participants were able to invest the amounts deferred in “reference accounts” that mirror the performance of separate accounts offered by Principal Financial Group. The primary purpose of this plan was to provide an opportunity for additional tax-deferred retirement savings to our executives and key employees whose contributions to our 401(k) plan may be subject to limitation under applicable IRS regulations. More detail related to the operation of our non-qualified deferred compensation plan is provided in the “Non-Qualified Deferred Compensation” section. We also offer an executive health screening program whereby our executives may obtain a comprehensive physical examination, currently valued at approximately $3,000, once every three years.

We also maintain split-dollar life insurance on certain of our NEOs that is financed by participant contributions to our non-qualified deferred compensation plan. This insurance is maintained for Mr. Black and Mr. Grinberg and in the current approximate amounts listed in the table below. Pursuant to this program, the Compensation Committee authorized the Company to enter into split-dollar agreements with the participants whereby ten percent of the total benefit payable in the event of death would be payable to the beneficiaries of such participants in the following amounts:

Net Death Benefit
J. Brandon Black	$6,849,671
Paul Grinberg	$7,144,158

Perquisites. We do not provide material executive perquisites to our NEOs.

Tax Considerations

Compliance with Internal Revenue Code Section 162(m). IRC Section 162(m) generally provides that public companies cannot deduct non-performance based compensation paid to the Company’s NEOs, excluding the CFO, in excess of $1 million per year. To the extent feasible, we take IRC Section 162(m) requirements for deductibility into account when structuring executive compensation, and stock options granted to the applicable NEOs are intended to qualify for the performance-based exception. However, the Compensation Committee believes that the Company must be able to attract, retain and reward the executive leadership necessary to execute our business strategy. Therefore, the Compensation Committee may authorize compensation that may not be deductible if it believes this is in the best interests of the Company and our stockholders. For calendar 2011, a portion of the compensation paid to our Executive Chairman and our CEO exceeded the $1 million deductibility limit by approximately $185,830 and $723,915, respectively. This was due to the vesting of time-based restricted stock and RSUs granted in prior years, in addition to salary and bonus (for the CEO) paid in 2011.

Other Matters Relating to Executive Compensation

Speculative and Hedging Transactions. We have a comprehensive insider trading policy that, among other things, provides that our employees, officers, directors and key consultants shall not engage in speculative transactions such as short sales, or the purchase or sale of puts, calls or other derivatives of our securities. The purpose of this policy, among other things, is to assist our employees in avoiding potential conflicts of interest that could result in unwanted perceptions and negative impact on our stock price. The policy also discourages the purchase of Company securities on margin and contains additional restrictions applicable to insiders, including our executive officers and directors. Insiders are permitted to engage in forward sales, collars or other hedging transactions only with the prior approval of the Board or the Executive Chairman after consultation with a majority of the Board.

Stock Option Grants. While we do not have a formal policy, our stock options and other grants are priced at market value on the date of grant (generally the date of Board or Compensation Committee approval). In March 2011, the Compensation Committee adopted a suggested annual timeline for the award of equity grants to employees of the Company and our subsidiaries. Subject to approval by the Compensation Committee, annual equity awards will typically be made to officers and key employees in March of each year to coincide with an open trading window.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until June 9, 2011, the members of the Compensation Committee were Timothy J. Hanford and J. Christopher Teets. Mr. Hanford retired from the Board effective June 9, 2011, the date of the 2011 annual meeting of stockholders. Prior to February 24, 2011, Mr. Warren Wilcox also served on the Compensation Committee; he then again became a member of the Compensation Committee effective June 9, 2011, the date of the 2011 annual meeting of stockholders. Mr. Norman Sorensen became a member of the Compensation Committee on January 9, 2012. None of the Compensation Committee members had an interlocking relationship, as defined in the SEC rules, with our executive officers or with directors of another entity during the last fiscal year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and its discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

J. Christopher Teets, Chairman

Warren Wilcox

Norman Sorensen (joined January 9, 2012)

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

Following a risk assessment of the Company’s compensation policies and practices, the Company does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our employee compensation policies and practices. The Compensation Committee reviewed our compensation policies and practices in 2011 and concluded that they are reasonable, align the interests of our employees with our stockholders and do not contain features that may encourage excessive risk. Additionally, we believe that our performance-focused executive compensation policies highlighted below, and described in detail in our Compensation Discussion and Analysis, discourage inappropriate or excessive risk taking by our executive officers:

•

Payment of incentive compensation to executive officers is dependent upon the combination of achievement of targeted corporate operating measures and individual performance. We believe our performance targets have been appropriately designed to mitigate risk and align the interests of our executive officers with stockholder interests.

•

Our Executive Chairman, who collaborates with the Compensation Committee to determine appropriate bonus awards under the KCP for our CEO and CFO and oversees their performance, is not eligible to receive a bonus under the KCP providing for objective assessment of achievement of KCP targets.

•

A portion of our executive compensation is comprised of stock options, RSAs and RSUs, which creates a long term performance focus for our executive officers and discourages excessive or inappropriate emphasis on short term results.

•

The Company’s focus on ethics and strict adherence to its internal controls and procedures further mitigate inappropriate risk taking with respect to our compensation practices. We believe that we have the appropriate controls in place to effectively mitigate the risk that our executives would act inappropriately to manipulate incentive compensation payouts or receive payouts without regard to performance.

2011 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by, or paid to, each of our NEOs for services provided to us and our subsidiaries for the year ended December 31, 2011 and, to the extent any of these officers was a NEO in the prior years, for 2010 and 2009. Our NEOs for 2011 were our Executive Chairman, our President and CEO, and our Executive Vice President, CFO and Treasurer.

Name and Principal Position	Year	Salary(2)		Bonus		Stock Awards (3)		Option Awards (4)		Non-Equity Incentive Plan Compensation		All Other Compensation (6)			Total
George Lund(1)	2011		$500,000		—		—		—		—		$62,500	(5)		$562,500
Executive Chairman	2010		$500,000		—		$1,766,300		—		—		$62,500			$2,328,800
	2009		$405,769		—		—		$3,101,436		—		$30,481			$3,537,686

J. Brandon Black,	2011		$431,833		$770,000		$579,275		$737,797		—		$4,125			$2,523,030
President and Chief	2010		$424,298		$770,000		$447,500		$497,410		—		$4,125			$2,143,333
Executive Officer	2009		$414,260		—		$101,150		$96,390		$621,390		$4,125			$1,237,315

Paul Grinberg,	2011 2010 2009	$ $ $	303,617 298,308 291,200	$ $	545,000 545,000 —	$ $ $	579,275 340,100 101,150	$ $ $	737,797 358,135 96,390	$	— — 436,800	$ $ $	4,125 4,125 4,125		$ $ $	2,169,814 1,545,668 929,665
Executive Vice President,
Chief Financial Officer and
Treasurer

(1)	Mr. Lund was appointed as Executive Chairman on July 10, 2009 and has served as Chairman of our Board since August 27, 2008.
(2)	For Mr. Lund, for 2009, includes $230,769 received as compensation for services performed in his capacity as Executive Chairman, and $175,000 received as compensation for his services as Chairman of the Board prior to his appointment as an executive officer.
(3)	Amounts in this column represent the grant date fair value of time-based and performance-based RSU awards granted during our 2011, 2010 and 2009 fiscal years, computed in accordance with authoritative accounting guidance. The amounts reported do not correspond to the actual value that may be recognized by our NEOs, which may be higher or lower based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. For information on the assumptions used in calculating the amounts reported, see Note 9 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009.
(4)	Amounts in this column represent the aggregate grant date fair value of stock options granted during our 2011, 2010 and 2009 fiscal years, computed in accordance with authoritative accounting guidance. The amounts reported do not correspond to the actual value that may be recognized by our NEOs, which may be higher or lower based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. For information on the assumptions used in calculating the amounts reported, see Note 9 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009.
(5)	For 2011, includes a housing allowance to Mr. Lund in the amount of $60,000 and matching contributions to our 401(k) plan. Per Instruction 4 to Item 402(c)(2)(ix), perquisites and personal benefits that have a total value of less than $10,000 have been excluded.
(6)	Amounts in this column include matching contributions to our 401(k) plan.

2011 GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2011:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options #(2)	Exercise or Base Price of Option Awards $/Share	Grant Date Fair Value of Stock and Option Awards $(3)
George Lund	—	—		—	—	—

J. Brandon Black	3/15/2011	23,500	(1)		—	$579,275
	3/15/2011			54,000	$24.65	$737,797

Paul Grinberg	3/15/2011	23,500	(1)		—	$579,275
	3/15/2011			54,000	$24.65	$737,797

(1)	Represents awards of RSUs under the 2005 Plan. The RSUs granted to Mr. Black and Mr. Grinberg on March 15, 2011 vest in three equal annual installments on each of March 9, 2012, March 9, 2013 and March 9, 2014. In addition, vesting of each award accelerates upon death, disability or a change in control.
(2)	Represents grants of stock options under the 2005 Plan. The options granted to Mr. Black and Mr. Grinberg vest in three equal annual installments on each of March 9, 2012, March 9, 2013 and March 9, 2014. Vesting of each award accelerates upon death, disability or a change in control.
(3)	Amounts in this column represent the grant date fair value of equity awards, computed in accordance with authoritative accounting guidance. For information on the assumptions used in calculating the amounts reported, seeNote 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning option awards and RSU awards that were outstanding and vested or unvested as of December 31, 2011 with respect to our NEOs. Vesting of each award accelerates upon death, disability or a change in control.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
George Lund	250,000	(2)			$12.12	8/27/2018
			470,000	(3)	$12.40	7/10/2019
								47,000	(4)	$999,220
J. Brandon Black	33,333	(6)	—		$12.01	10/29/2013	(5)
	300,000	(7)	—		$15.42	5/3/2015
	84,900	(8)	—		$10.92	8/23/2017
	46,667	(9)	23,333	(9)	$2.89	3/9/2019
	16,667	(10)	33,333	(10)	$17.90	2/25/2020
			54,000	(17)	$24.65	3/15/2021
								11,666	(11)	$248,019
								16,666	(12)	$354,319
								23,500	(16)	$499,610
											21,225	(13)	$451,244
Paul Grinberg	32,999	(14)	—		$16.19	11/1/2015
	13,332	(8)	—		$10.92	8/23/2017
			23,333	(9)	$2.89	3/9/2019
	12,000	(10)	24,000	(10)	$17.90	2/25/2020
			54,000	(17)	$24.65	3/15/2021
								25,000	(15)	$531,500
								11,667	(11)	$248,040
								12,666	(12)	$269,279
								23,500	(16)	$499,610
											5,000	(13)	$106,300

(1)	Market value for RSU awards was calculated using the closing price of $21.26 per share for our common stock on December 30, 2011.
(2)	Represents a grant of stock options on August 27, 2008. The option vested as to 150,000 shares on the first anniversary of the date of grant, and as to 50,000 shares on the second and third anniversaries of the date of grant. Vesting accelerates in full upon death, disability or a change in control.
(3)	Represents a grant of stock options on July 10, 2009. The option vests in full on the third anniversary of the date of grant. Vesting accelerates in full upon death, disability or a change in control.
(4)	The RSA vests as follows: 23,000 shares vested on February 20, 2011, 17,000 shares vested on February 20, 2012, 15,000 shares vest on February 20, 2013 and 15,000 shares vest on February 20, 2014. In addition, vesting may accelerate upon: (a) termination due to death or disability or by the Company without cause, (b) upon a change in control, or (c) at the discretion of the Compensation Committee.

(5)	Each of these options was amended by the Compensation Committee in August 2007 to provide that the portion of such option that is vested and for which the exercise price is less than the fair market value of the Company’s stock on the optionee’s last date of service will remain outstanding and can be exercised for the full term specified in the option agreement.
(6)	These shares were granted to Mr. Black on August 29, 2003 and became exercisable in three equal annual installments on the anniversary of the date of grant, commencing on October 29, 2004 and are fully vested. The option was modified on April 28, 2006 to adjust the option exercise price with respect to 33,333 shares that had vested in 2005 from $11.00 to $12.01 per share, which was the fair market value on the date of grant, to bring the option into compliance with IRC Section 409A. The option price applicable to the remaining 66,667 shares of the option grant was not adjusted and remains at $11.00 per share.
(7)	These shares became exercisable in three equal annual installments on the anniversary of the date of grant, commencing on May 3, 2006, and are fully vested.
(8)	The shares became exercisable in three equal annual installments on the anniversary of the date of grant, commencing on August 27, 2008, and are fully vested.
(9)	The option vests in three equal annual installments on the anniversary of the date of grant, commencing on March 9, 2010. Vesting accelerates in full upon death, disability or a change in control.
(10)	The option vests in three equal annual installments on each of March 9, 2011, March 9, 2012 and March 9, 2013. Vesting accelerates in full upon death, disability or a change in control.
(11)	Amounts reported represent awards of RSUs granted pursuant to the 2005 Plan on March 9, 2009. The RSU award vests in three equal annual installments commencing on the first anniversary of the date of grant. Vesting accelerates in full upon death, disability or a change in control.
(12)	Amounts reported represent awards of RSUs granted pursuant to the 2005 Plan on February 25, 2010. The RSU award vests in three equal annual installments on each of March 9, 2011, March 9, 2012 and March 9, 2013. Vesting accelerates in full upon death, disability or a change in control.
(13)	Amounts reported represent awards of RSUs intended to qualify as performance-based compensation and granted pursuant to the 2005 Plan on August 23, 2007. The RSUs vest in increments of 50%, 25% and 25% on the date of announcement of earnings for the calendar year in which a predetermined EBITDA target is achieved, subject to continuous service requirements, and provided that any RSUs for which the requisite earnings target has not been achieved by the end of calendar year 2012 will be forfeited. Vesting accelerates in full upon death, disability or a change in control. Pursuant to certification by the Compensation Committee on February 8, 2011 as to partial achievement of these performance goals, 50% of the shares vested on February 14, 2011 and an additional 25% of the shares vested on February 9, 2012.
(14)	The shares became exercisable in three equal annual installments on the anniversary of the date of grant, commencing on November 1, 2006, and are fully vested.
(15)	Amount reported represents an award of RSUs granted pursuant to the 2005 Plan on December 21, 2007. Fifty percent of the RSUs vested on December 21, 2010; 25% vested on December 21, 2011; and 25% vest on December 21, 2012. Vesting accelerates in full upon death, disability or a change in control.
(16)	Amounts reported represent awards of RSUs granted pursuant to the 2005 Plan on March 15, 2011. The RSU award vests in three equal annual installments, commencing on the first anniversary of the date of grant. Vesting accelerates in full upon death, disability or a change in control.
(17)	The option vests in three equal annual installments on each of March 9, 2012, March 9, 2013 and March 9, 2014. Vesting accelerates in full upon death, disability or a change in control.

2011 OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to options exercised and RSU awards that vested for each of our NEOs during the fiscal year ended December 31, 2011.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(4)
George Lund	—		—	23,000	$625,830
J. Brandon Black	151,575	(2)	$4,072,244	41,226	$1,021,736
Paul Grinberg	41,024	(3)	$955,987	61,501	$1,421,846	(5)

(1)	Represents the difference between the exercise price of the option and the market price of the shares, multiplied by the number of shares for which the option was exercised.
(2)	Reflects eight same-day-sale transactions by Mr. Black which were effected pursuant to a 10b5-1 plan entered into by Mr. Black on May 7, 2010.
(3)	Reflects two same-day-sale transactions by Mr. Grinberg effected pursuant to a 10b5-1 plan entered into by Mr. Grinberg on September 24, 2010.
(4)	Represents the number of shares acquired on vesting of RSUs multiplied by the market value of the underlying shares on the vesting date.
(5)	Includes: (a) one RSU award granted on December 21, 2007, which vested as to 25,000 shares, representing 25% of the award, on December 21, 2011, and (b) one RSU award granted on August 23, 2007, which vested as to 5,000 shares, representing 50% of the award, on August 23, 2011, with respect to which there are deferral elections in place. Under the terms of the deferral elections, deferred shares will not be released to Mr. Grinberg until the earlier of (i) his separation from service to the Company or (ii) a Change in Ownership of the Company, with those terms have the meanings defined under IRC Section 409A.

2011 NON-QUALIFIED DEFERRED COMPENSATION

The table below includes certain information with respect to amounts deferred by our NEOs pursuant to our non-qualified deferred compensation plan as of the fiscal year ended December 31, 2011.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(1)	Aggregate Loss in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
George Lund (3)	—	—	—	—	—
J. Brandon Black	—	—	$4,861	—	$50,753
Paul Grinberg	—	—	—	—	—

(1)	Historically, Company contributions made on behalf of our NEO sunder our non-qualified deferred compensation plan have been reported in the “Summary Compensation Table” under All Other Compensation and quantified in the footnotes to the table. No such contributions were made on behalf of our NEOs in fiscal years 2007 through 2011, and accordingly, no contributions were included in the applicable “Summary Compensation Table.”
(2)	The amounts shown are not reflected in the “2011 Summary Compensation Table.”
(3)	Mr. Lund was not eligible to participate in our non-qualified deferred compensation plan during 2011.

We previously offered our non-qualified deferred compensation plan to our NEOs as well as other key employees; however, since mid-year 2009, no new deferrals were allowed.

The non-qualified deferred compensation plan permitted deferrals of between 5% to 80% of a participant’s salary and 5% to 100% of a participant’s paid bonus. Amounts deferred were placed in a trust. For 2011, no employer contributions were made. However, we have, in the past, made contributions for certain executives, subject to vesting restrictions. Participants in the plan can direct the investment of their deferred compensation in “reference accounts” that mirror the performance of separate accounts offered by Principal Financial Group. The reference accounts available for investment, and the annualized rates of return realized in each during 2011, are listed below.

Name of Fund	Rate of Return in 2011 (%)	Name of Fund	Rate of Return in 2011(%)
Invesco AIM V.I. International Growth	-6.51	Principal Diversified International	-10.84
Invesco AIM V.I. Small Cap Equity	-0.73	Principal Bond & Mortgage Securities	7.07
American Century VP Value	0.86	Principal MidCap Blend	8.29
Fidelity VIP Contrafund	-2.78	Principal Money Market	0
Fidelity VIP MidCap	-10.85	Principal Real Estate Securities	8.93
Fidelity VIP High Income	3.72	Vanguard VIF Balanced	3.70
JP Morgan Small Cap Value I	-3.66	Vanguard VIF Equity Index	1.93
JP Morgan Fleming Small Cap Core	-4.77	Vanguard VIF MidCap Index	-2.04
Janus Aspen Enterprise	-1.65

Participants in our non-qualified deferred compensation plan can elect to withdraw funds in their accounts in one of the following manners:

•

In-service distribution. Participants can elect for distributions to be made at least five years from the year of deferral. In-service distribution in this case can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

•

College savings distribution. Participants can elect for annual distributions to be made over a six year period, to begin at least three years following the year of deferral. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution.

•

Retirement distribution. Participants can elect for distributions to be made upon retirement either at age 55 if the participant has at least three years of service at the Company, or age 65 if less than three years of service. Payments can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years or change their distribution option if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

If the participant’s employment is terminated prior to the distribution date, subject to compliance with IRC Section 409A and applicable Treasury Regulations, the vested portion of the participant’s account balance is paid based on the participant’s prior election upon termination. If the participant dies prior to the distribution date and prior to retirement, all funds become immediately vested and are distributed either in one lump sum or in annual installments to named beneficiaries, in accordance with the participant’s election. If the participant dies following retirement while distribution payments are being made, payments continue to be made to named beneficiaries. In addition, participants can withdraw all vested funds or a portion of these funds prior to their elected distribution date in the case of certain hardship situations or permanent disability.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

This section describes the payments that may be made to our NEOs upon separation pursuant to individual agreements, based on certain assumptions or the circumstances described below. We do not have a separate plan offering separation payments other than the payments offered under these individual agreements, as described in more detail below. For more information on amounts payable to our NEOs under our non-qualified deferred compensation plan upon termination and other elected payout events pursuant to that plan, see the “Non-qualified Deferred Compensation” table and accompanying narrative above.

Severance Protection Agreements – Mr. Black and Mr. Grinberg

On March 9, 2009, the Compensation Committee approved severance protection agreements for Mr. Black and Mr. Grinberg, and the agreements were signed on March 12, 2009. The terms and conditions of the severance protection agreements for Mr. Black and Mr. Grinberg are substantially the same, except as otherwise described below. Mr. Lund does not have a severance protection agreement.

Basic Assumptions.

The tables presented in this section were prepared assuming each event triggering a payment or other benefit occurred on December 31, 2011 using the base salaries in effect and the share price of our common stock as of that day (both as required by the SEC). Amounts for accrued but unpaid wages, accrued but unused paid-time off and reimbursable expenses payable upon separation are not reported in the “Salary” column because those are generally amounts that the employee is legally entitled to or amounts that all employees would be entitled to upon similar termination or resignation.

We note that because a change in control did not occur on December 31, 2011, and the executives were not terminated on that date, these tables are merely estimates intended to give the reader a general idea of possible payments upon a termination or change in control. There can be no assurance that a change in control would produce similar results to those described below if it were to occur in the future.

Payments upon a Termination “Without Cause” or for “Good Reason.”

Pursuant to the terms of the March 12, 2009 severance protection agreements, if the employment of Mr. Black or Mr. Grinberg is terminated without Cause (as defined below) or the executive resigns for Good Reason (as defined below) at any time during the term of his respective agreement, upon execution and delivery of a release and waiver of claims, the executive is entitled to continuation of his then-current salary, less applicable taxes and withholdings, for the following periods immediately following the executive’s date of termination: (i) 24 months in the case of Mr. Black and (ii) 12 months in the case of Mr. Grinberg. The executive would receive these payments in accordance with our regular payroll schedule. In addition, if the executive is terminated without Cause or resigns for Good Reason, he will receive bonus payments in the following amounts: (i) for Mr. Black, two times the average of his last three annual bonus payments on the earlier of when bonuses are paid to other employees for the year of his termination or 75 days following the end of such year, plus an additional amount paid at such time equal to the prorated portion of his target bonus for the year of termination up to the date of termination and (ii) for Mr. Grinberg, his target annual bonus for the year of his termination on the earlier of when bonuses are paid to other employees or 75 days following the end of such year, plus an additional amount paid at such time equal to the prorated portion of his target bonus for the year of termination up to the date of termination. If no target bonus has been set for the year in which termination occurs, (i) Mr. Black will receive a prorated portion of the average of his last three annual bonus payments and (ii) Mr. Grinberg will receive an amount equal to the average of his last three annual bonus payments plus a prorated portion of such average bonus. The terms of the agreement include a provision to pay COBRA continuation premiums for group health benefits or other individual health insurance premiums (to the extent the maximum COBRA period has been exceeded in the case of Mr. Black) for up to (i) 24 months for Mr. Black and

(ii) 12 months for Mr. Grinberg, subject to the executive not obtaining substantially comparable health benefits from a subsequent employer. The total amount of payments that would be owed to Mr. Black and Mr. Grinberg assuming a termination without Cause or resignation for Good Reason on December 31, 2011 are provided in the table below.

Restricted Stock Award Acceleration.

The RSA granted to Mr. Lund on June 15, 2010 in the amount of 70,000 shares vests as follows: 23,000 shares vested on February 20, 2011, 17,000 shares vested on February 20, 2012, 15,000 shares will vest on February 20, 2013 and 15,000 shares will vest on February 20, 2014. In the event that Mr. Lund’s continuous service to the Company is terminated due to his death or disability, or by the Company without cause, the award will immediately vest in full. In addition, the Compensation Committee may in its sole discretion accelerate vesting at any time (in whole or in part) provided that such vesting does not cause the Company to lose a tax deduction under Section 162(m) of the Code.

Adjustments to Payments and Timing of Payments.

The timing of any payments to Mr. Black and Mr. Grinberg under their individual severance protection agreements are subject to the applicable requirements of IRC Section 409A and the related Treasury Regulations, and may be delayed as necessary to comply therewith. In addition, all severance payments and benefits payable under the agreements are subject to possible reduction to the extent necessary to avoid penalties assessed under IRC Sections 280G and 4999; specifically, Mr. Black’s and Mr. Grinberg’s severance protection agreements provide that if any payment or benefit received pursuant to a change in control of the Company or otherwise that would be subject to the excise tax under IRC Section 4999, then such payment will be reduced so that either (i) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in his receipt, on an after-tax basis, of the greater amount of the payment.

Restrictive Covenants. As a condition to receiving the payments under their respective individual severance protection agreements, Mr. Black and Mr. Grinberg must agree to a broad release and waiver of claims. The agreements also provide certain notice and related requirements that must be met. In addition, each executive is subject to the following obligations while he is receiving payments and other benefits under the agreement:

•	non-disparagement of the Company;

•	non-solicitation of our employees for one year following termination; and

•	continued cooperation with all outstanding legal and administrative matters or issues.

Definitions. The term “Cause” is defined in the severance protection agreements as any one of the following reasons:

•	failure to adhere to any legal written policy applicable to all our employees;

•	repeated and consistent failure to substantially perform job duties;

•

actual or attempted appropriation of material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company;

•	actual or attempted misappropriation of our funds or property;

•	conviction of or guilty or no-contest plea to a felony or an equivalent crime, a crime of moral turpitude or a crime involving possible imprisonment;

•	conduct materially injurious to our reputation or business; or

•	willful misconduct.

The term “Good Reason” is defined as any one of the following reasons:

•	material reduction in the executive’s base or target bonus compensation;

•	material reduction in the authority, duties or responsibilities of either the executive or the person to whom the executive reports;

•	material reduction in the budget over which the executive retains authority; or

•	material change in the location at which the executive provides services for the Company, of more than 35 miles from the executive’s present office location or primary residence, without consent.

The term “Change of Control” is defined in the 2005 Plan as any one of the following:

•

any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person (as defined in Section 3(a)(9) of the Exchange Act) or group of related persons (as such term is defined under Section 13(d) of the Exchange Act, “Group”);

•	the Company’s stockholders approve and complete any plan or proposal for the liquidation or dissolution of the Company;

•

any person or Group (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof) becomes the beneficial owner, directly or indirectly, of shares representing more than 50.1% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company and such person or Group has the power and authority to vote such shares; or

•

the completion of a merger, reorganization, consolidation or other corporate transaction involving the Company in which holders of the Company’s Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation or other entity resulting from the transaction.

The following table summarizes the amounts we estimate would be payable to Messrs. Lund, Black and Grinberg upon a termination without Cause or resignation for Good Reason as outlined in their individual severance protection agreements and described above, assuming the triggering event occurred on December 31, 2011. For Mr. Lund, it includes an RSA granted on June 15, 2010, which vests in full upon termination by the Company without cause:

Name	Severance Salary Payments (1)	Severance Bonus Payments (2)	COBRA or Individual Insurance Premiums (3)	Fair Market Value of Unvested Equity Awards with Accelerated Vesting (4)	Total
George Lund	—	—	—	$999,220	$999,220
J. Brandon Black	$866,173	$2,210,927	$39,985	—	$3,117,085
Paul Grinberg	$304,435	$608,870	$8,795	—	$922,100

(1)	Amounts in this column represent amounts owed in excess of regular salary and other benefits payable through the last day of employment in accordance with our standard policies.
(2)	Severance bonus includes (i) a portion of Mr. Black’s and Mr. Grinberg’s target bonus for the year of termination pro-rated to the date of termination, plus (ii) the following amount: (a) for Mr. Black, an additional amount calculated using the average of his bonuses earned in 2009, 2010 and 2011, multiplied by 200% and (b) for Mr. Grinberg, 100% of his target annual bonus for the fiscal year ended December 31, 2010, representing his target annual bonus for fiscal year 2011, plus an additional amount equal to 100% of his target bonus for the year prorated through the date of termination.

(3)	Amounts payable for COBRA or individual insurance premiums are based on each executive’s insurance coverage held as of December 31, 2011 and the cost of premiums at that date.
(4)	For Mr. Lund, vesting would accelerate 100% of the 47,000 shares subject to his RSA granted on June 15, 2010.

Change in Control, Death or Disability

Each of the stock options, RSAs and RSUs granted to our NEOs shown in the “2011 Outstanding Equity Awards at Fiscal Year End” table provides for accelerated vesting of unvested shares under the option, RSA or RSU upon death or disability or the occurrence of a reorganization event or change in control, as defined in the option, RSA and RSU agreements and our 2005 Plan.

The following table summarizes the fair market value of unvested equity awards held by our NEOs which would accelerate in the event of a change in control, or upon death or disability, assuming a triggering event occurred on December 31, 2011.

Name	Number of Unvested Stock Options	Number of Unvested Time- Based RSAs	Number of Unvested Time- Based RSUs	Number of Unvested Performance-Based RSUs	Total Fair Market Value of Unvested Equity Awards with Accelerated Vesting (1)
George Lund	470,000	47,000	0	0	$5,163,420
J. Brandon Black	110,666	—	51,832	21,225	$2,093,818
Paul Grinberg	101,333	—	72,832	5,000	$2,163,976

(1)	Fair market value is based on the closing price of $21.26 per share for our common stock on December 31, 2011.

COMPENSATION OF DIRECTORS

Compensation Arrangements with Directors in 2011

The Board had established the following compensation arrangements for each of our non-employee directors, whether or not affiliated with our significant stockholders:

•	an annual retainer of $50,000 for service on the Board and attendance at meetings of the Board or any committees of the Board;

•	an additional annual retainer of $10,000 payable to the Chairman of the Audit Committee, and $5,000 payable to all other directors serving on the Audit Committee; and

•	an additional annual retainer of $5,000 payable to the Chairman of the Compensation Committee.

Non-employee directors may elect to receive any retainer in the form of cash, shares of our common stock, RSUs, deferred issuance RSUs, or any combination thereof, provided that any deferral arrangement is subject to applicable legal and regulatory requirements. Non-employee directors who serve on our Board as representatives of certain funds are allowed to assign the cash portion of their fees to the fund they represent and may hold their equity awards under nominee arrangements. All directors are reimbursed for their out-of-pocket expenses incurred in attending Board or committee meetings.

Compensation Arrangements with Directors in 2012

In order to better attract and retain qualified Board members, on December 7, 2011, after reviewing industry-related director compensation data, the Board approved a new director compensation program. The program went into effect on January 1, 2012, but the below compensation, with the exception of initial appointments to the Board, begins at the annual meeting of stockholders. The following section contains the highlights under the new program.

For service on the Board and attendance at meetings of the Board and its committees, non-employee directors (“Eligible Directors”) will receive the following compensation:

•	$50,000 annual cash retainer (payable semi-annually);

•

$50,000 annual equity award retainer (with a grant-date fair market value of $50,000 granted as shares or units of Company common stock, to be granted on the fifth business day following the annual meeting of stockholders); and

•

$10,000 annual cash retainer for service as a member on each of the Nominating, Audit and Compensation Committees and $20,000 annual cash retainer for service as Chairman on each of the Nominating, Audit and Compensation Committees (payable semi-annually).

Director compensation is based on annual service to the Company. All equity award grants are fully vested on the date of grant. Eligible Directors are not permitted to sell their shares until their service to the Company as a director terminates other than shares sold to cover applicable tax obligations related to the delivery of shares. If the Company declares a dividend, Eligible Directors would be paid a dividend in the same method and at the same time as other stockholders of the Company are paid such dividends. In addition, Eligible Directors may no longer elect to have all or a portion of their annual cash retainer paid in equity.

Transition Compensation

Recognizing that under the new program, the first payment will not be made until the annual meeting of stockholders in June 2012, the following compensation was paid or granted with respect to the transition period during the first six months of the 2012 year that Eligible Directors would otherwise not be compensated for under the new program:

•	$25,000 cash retainer (paid on January 20, 2012);

•	$25,000 annual equity award retainer (with a grant-date fair market value of $25,000 granted as RSUs on January 20, 2012); and

•

$5,000 annual cash retainer for service on each of the Nominating and the Compensation Committees and $10,000 annual cash retainer for service as Chairman on each of the Nominating, Audit and Compensation Committees (paid on January 20, 2012).

Equity Award for Initial Appointments to the Board

Since Mr. Sorensen joined the Board in December 2011, he was eligible for an initial equity award with a grant-date fair market value of $50,000 granted as RSUs. This award was granted on January 20, 2012.

Starting in January 2012, each Eligible Director who joins the Board is eligible for an initial equity award with a grant-date fair market value of $50,000 (granted as shares of Company common stock or units of Company common stock, to be granted on the fifth business day following the date the Eligible Director becomes a member of the Board).

The following table sets forth the compensation earned by directors that are not also Named Executive Officers for service on our Board during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2) (3)	Option Awards (4)	Total
Timothy J. Hanford	$0	—	—	$0
Richard A. Mandell	$55,000	—	—	$55,000
Willem Mesdag	$0	—	—	$0
John J. Oros	$0	—	—	$0
Francis E. Quinlan	$0	—	—	$0
Norman R. Sorensen	$0	—	—	$0
J. Christopher Teets	$0	—	—	$0
H Ronald Weissman	$30,000	—	—	$30,000
Warren Wilcox	$55,000	—	—	$55,000

(1)	Amounts reported in this column include amounts earned for service on the Board and various committees during 2011. In lieu of receiving the cash fees shown in the table, the following directors elected to receive the indicated number of fully-vested RSUs: Mr. Hanford, 1,050; Mr. Mesdag, 1,854; Mr. Oros, 1,854; Mr. Teets, 2,224; and Mr. Weissman, 1,112.
(2)	The grant date fair value of RSUs elected by certain directors in lieu of receiving cash fees shown in the table, computed in accordance with authoritative accounting guidance, was: for Mr. Hanford, $24,990; for Mr. Mesdag, $49,986; for Mr. Oros, $49,986; for Mr. Teets, $59,959; and for Mr. Weissman, $29,979. The foregoing grant date fair value does not correspond to the actual value that may be recognized by the directors, which may be higher or lower based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. For information on the assumptions used in calculating the amounts reported, see Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	The aggregate number of shares underlying outstanding RSUs at December 31, 2011 was: for Mr. Hanford, 0; for Mr. Mesdag, 22,630; for Mr. Oros, 22,630; for Mr. Teets, 23,123; for Mr. Weissman, 0; and Mr. Wilcox, 13,417. In recognition that they serve on our Board as representatives of certain funds, Messrs. Hanford, Mesdag, Oros and Teets may hold their equity awards and the underlying shares as nominees for the funds they represent, as further described under “Security Ownership of Principal Stockholders and Management.”
(4)	No options were granted to non-employee directors in 2011. Mr. Mandell held outstanding options to purchase an aggregate of 60,000 shares at December 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

In 2007, the Audit Committee of our Board adopted a written policy and related procedures concerning “related person transactions.” Under our written policy, the Audit Committee continues to be responsible for the regular review and approval or disapproval of “related person transactions” between the Company or a subsidiary of the Company and certain “related persons.” The policy tracks the SEC rules with respect to defining who and which transactions are covered by the policy. A “related person” is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. Transactions covered by the policy are those in which the Company or a subsidiary of the Company is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. In addition, the Audit Committee has determined that transactions with related persons, to the extent such transactions are not deemed material enough by the SEC to be disclosed or are already disclosed in some manner, are not deemed by the Audit Committee to be “related person transactions” under our policy.

Related Person Transactions

We have entered into indemnification agreements with each of our officers and directors pursuant to which we agreed to indemnify each officer and director to the fullest extent authorized by law against certain expenses and losses arising out of claims related to the service by such person as an officer or member of our Board or in certain other capacities.

Pursuant to indemnification agreements with our current and former executive officers and directors and underwriting agreements and registration rights agreements that also provide certain rights to indemnification, we have advanced the legal fees incurred on behalf of Messrs. Black, Lund, Weissman, Mandell, Wilcox, Mesdag, Teets and Oros, in the defense of litigation involving a derivative action brought on behalf of a shareholder claiming that some of the Company’s collection practices were improper. During 2011, we paid approximately $155,745 in such legal fees and costs incurred, including Encore’s costs of defense, and in 2012, the Company has accrued approximately $80,000 in legal fees related to such matter.

In March 2011, JCF FPK I LP (“JCF”), Red Mountain Capital Partners II, L.P. (“RM II”) and Red Mountain Capital Partners III, L.P. (together with RM II, “Red Mountain”) sold 2,822,944 shares (the “March 2011 Offering”) of common stock in an underwritten public offering at a price to the public of $26.00 per share. JCF and RedMountain sold 1,765,717 and 1,057,227 aggregate shares, including shares sold pursuant to the over-allotment option, respectively. The Company did not receive any proceeds from the sale of the shares by JCF and RedMountain. In addition to paying the Company’s expenses associated with the March 2011 Offering, the Company reimbursed JCF and Red Mountain for their legal expenses in the amount of approximately $107,000 pursuant to the Amended and Restated Registration Rights Agreement dated as of October 31, 2000.

In November 2011, JCF sold 3,610,000 shares (the “November 2011 Offering”) of common stock in an underwritten public offering at a price to the public of $24.35 per share. The Company did not receive any proceeds from the sale of the shares by JCF. In addition to paying the Company’s expenses associated with the November 2011 Offering, the Company is obligated to reimburse JCF for its legal expenses in the amount of approximately $79,000 pursuant to the Amended and Restated Registration Rights Agreement dated as of October 31, 2000.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 13, 2012 by: (i) each director and director nominee; (ii) each Named Executive Officer; (iii) each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; and (iv) all directors and executive officers as a group. Calculations of beneficial ownership are based on 24,695,920 shares of our common stock outstanding on April 13, 2012. Except as otherwise indicated, we believe each person has sole voting and investment power, subject to community property laws.

Name and Address of Beneficial Owner (1)	No. of Shares Beneficially Owned (2)	Percent of Class (2)
Alydar Capital, LLC (3) 222 Berkeley Street, 17th Floor Boston, MA 02116	2,180,000	8.8%

BlackRock Inc. (4) 40 East 52nd Street New York, New York 10022	1,427,361	5.8%

Red Mountain Capital Partners LLC (5) 10100 Santa Monica Blvd., Suite 925 Los Angeles, California 90067	2,401,553	9.7%

J. Brandon Black (6)	533,594	2.2%

Paul Grinberg (6) (7)	212,579	*

George Lund (6)	596,012	2.4%

Richard A. Mandell (6)	61,088	*

Willem Mesdag (5) (7)	2,401,553	9.7%

Francis E. Quinlan (7)	1,088	*

Norman R. Sorensen (7)	3,265	*

J. Christopher Teets (5) (7)	24,211	*

H Ronald Weissman	12,007	*

Warren Wilcox (7)	20,636	*

Current directors and executive officers as a group (10 persons) (6) (7)	3,866,033	15.6%

*	Less than one percent.
(1)	The address for all directors and executive officers of Encore Capital Group, Inc. is c/o Encore Capital Group, Inc., 3111 Camino Del Rio North, Suite 1300, San Diego, California, 92108.
(2)	The numbers and percentages shown include the shares of common stock owned as of April 13, 2012, as well as the shares of our common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 13, 2012, upon the exercise of options or the settlement of RSUs including vested, deferred issuance RSUs are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Information with respect to Alydar Capital, LLC (“Alydar Capital”) is based solely on a Schedule 13G and Amendment Nos. 1 and 2 thereto filed with the SEC on December 20, 2010, February 14, 2011 and February 13, 2012, respectively, by John A. Murphy, Alydar Capital, Alydar Partners, LLC (“Alydar Partners”), Alysheba Fund, L.P. (“Alysheba Fund”), Alysheba QP Fund, L.P. (“Alysheba QP”) and Alysheba Fund Limited (“Alysheba Limited”). Alysheba Fund, Alysheba QP and Alysheba Limited have sole voting and sole dispositive power with respect to 17,174 shares, 528,052 shares and 1,634,774 shares, respectively. Alydar Capital has shared voting and dispositive power with respect to 545,226 of these shares and Mr. Murphy and Alydar Partners share voting and dispositive power with respect to 2,180,000 shares. Mr. Murphy is managing member of Alydar Capital and Alydar Partners. Alydar Capital is the general partner of Alysheba Fund and Alysheba QP. Alydar Partners is the investment manager of Alysheba Fund, Alysheba QP and Alysheba Limited. Mr. Murphy disclaims beneficial ownership of these securities.
(4)	Information with respect to BlackRock Inc. (“BlackRock”) is reported as of December 30, 2011 and was based solely on a Schedule 13G filed with the SEC on February 9, 2012 by BlackRock. BlackRock has sole voting and sole dispositive power with respect to 1,427,361 shares.
(5)	Information with respect to Red Mountain Capital Partners LLC (“RMCP LLC”) is based in part on a Schedule 13D and Amendment Nos. 1, 2, 3, 4 and 5 thereto filed with the SEC on April 16, 2007, April 23, 2007, May 18, 2007, October 22, 2007, March 8, 2011 and November 8, 2011, respectively, by RMCP LLC, Red Mountain Capital Partners II, LP (“RMCP II”), Red Mountain Capital Partners III, LP (“RMCP III”), RMCP GP LLC (“RMCP GP”), Red Mountain Capital Management, Inc. (“RMCM”) and Willem Mesdag (the “Red Mountain Schedule 13D”) and a Form 4 filed with the SEC on January 24, 2012, jointly by RMCP LLC, RMCP II, RMCP III, RMCP GP, RMCM and Mr. Mesdag. RMCP II and RMCP III each has sole voting and investment power with respect to a portion of the shares. RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the these shares. Each of RMCM LLC, RMCP II, RMCP III, RMCP GP, RMCM and Mr. Mesdag disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest therein. In addition, RMCP II disclaims ownership of any securities held directly by RMCP III, and RMCP III disclaims beneficial ownership of any securities held directly by RMCP II. Mr. Teets is a partner of RMCP LLC and does not control any of these entities. Messrs. Mesdag and Teets were elected as directors of Encore on May 11, 2007. Includes 23,718 fully vested deferred issuance RSUs which were issued to Mr. Mesdag as director compensation for Board service.
(6)	Includes the following number of shares of common stock that may be issued upon the exercise of options that are exercisable within 60 days of April 13, 2012: for Mr. Black, 492,900 shares; for Mr. Grinberg, 111,664 shares; for Mr. Lund, 250,000; for Mr. Mandell, 60,000 shares; and for all directors and executive officers as a group, 914,564 shares.
(7)	Includes the following number of fully vested deferred issuance RSUs: for Mr. Mesdag, 23,718; for Mr. Quinlan, 1,088; for Mr. Sorensen, 3,265; for Mr. Teets, 24,211; for Mr. Wilcox, 14,505; for Mr. Mandell, 1,088; for Mr. Weissman, 4,088; and for Mr. Grinberg, 92,500; and for all directors and executive officers as a group, 164,463 shares. For Messrs. Mesdag, Quinlan, Sorensen, Teets, Wilcox, Mandell and Weissman, these RSUs were issued as director compensation for Board service. In recognition that they serve on our Board as representatives of certain funds, we understand that Messrs. Mesdag and Teets may hold their equity awards and the underlying shares as nominees for the funds they represent.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,923,254	(1)	$13.00	(2)	865,237
Equity compensation plans not approved by security holders	0		0		0

Total	2,923,254	(1)	$13.00	(2)	865,237

(1)	Includes 787,314 outstanding RSUs as of December 31, 2011.
(2)	Represents the per share weighted-average exercise price of outstanding stock options and does not take into account unvested RSUs, which have no exercise price. The per share weighted-average grant date fair value of the outstanding RSUs at December 31, 2011 was $17.11.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us during the year ended December 31, 2011, or written representations by the reporting persons, we believe that with respect to the fiscal year ended December 31, 2011, all of the reporting persons complied with all applicable filing requirements, with the exception of Messrs. Weissman, Oros, Mesdag and Teets, who each had one late filing due to an administrative error outside of their control.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)

Proposal

We have selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and we are submitting our selection of BDO USA, LLP for ratification by stockholders at the annual meeting. BDO USA, LLP began auditing our consolidated financial statements with the fiscal year ended December 31, 2001.

Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required. If our stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in our best interests and that of our stockholders.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for 2012.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect representatives of BDO USA, LLP to be available telephonically at the annual meeting and they will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions regarding BDO USA, LLP ’s audit of our consolidated financial statements and records for the fiscal year ended December 31, 2011.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by BDO USA, LLP as our independent registered public accounting firm for the audit of our annual financial statements for the fiscal years ended December 31, 2011 and 2010, and fees billed for other services rendered by BDO USA, LLP during those periods (in thousands):

	2011	2010
Audit Fees (1)	$497.0	$502.4
Audit-Related Fees (2)	16.1	32.0
Tax Fees	—	—
All Other Fees	—	—

Total	$513.1	$534.4

(1)	Audit fees include fees and related expenses for professional services rendered by our independent accountant for the annual audit of our financial statements and of our internal control over financial reporting, the quarterly review of our financial statements, review of other documents filed with the SEC, and attendance at Audit Committee meetings and the annual stockholder meeting.
(2)	Audit-related fees consist of fees and related expenses for assurance and related services rendered by our independent registered public accounting firm that pertain to (i) consulting concerning financial accounting and reporting standards and (ii) fees associated with the audit of our 401(k) plan.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee has adopted a policy requiring pre-approval of all audit, review and attest engagements and engagements for permitted non-audit services provided by the independent registered public accounting firm to the Company and any of our affiliates. The Audit Committee may pre-approve predictable and recurring services by category on an annual basis. The Audit Committee may delegate pre-approval authority to one or more of its members if the aggregate estimated fees for such services will not exceed $50,000 for any applicable fiscal year. The member to whom such authority is delegated must report any pre-approval granted to the Audit Committee at its next scheduled meeting.

In accordance with applicable SEC regulations, permitted non-audit services may be performed without pre-approval if: (1) the services were not recognized by the Company at the time of engagement to be non-audit services; (2) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to the independent registered public accounting firm during a fiscal year; (3) the services are brought promptly to the attention of the Audit Committee; and (4) the approval is given prior to the completion of the audit. The CFO is responsible for bringing to the attention of the Audit Committee any such services that were not pre-approved because they were not recognized by the Company at the time of engagement to be non-audit services. The Audit Committee pre-approved 100% of the audit-related services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2011 and 2010.

REPORT OF THE AUDIT COMMITTEE

In accordance with our written charter, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. We currently are composed of three members, each of whom has been determined by the Board to be an independent director, as independence is defined by the listing rules of The Nasdaq Stock Market and the rules and regulations of the SEC.

BDO USA, LLP, the Company’s independent registered public accounting firm, has unrestricted access to the Audit Committee. The Audit Committee may invite other members of the Board to attend Audit Committee meetings based upon their expertise, familiarity with the Company and its industry and other factors.

In performing our oversight function, we have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 and met with both management and BDO USA, LLP to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have (i) received from, and discussed with, BDO USA, LLP written disclosures regarding its independence from the Company under PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (ii) with and without management present, discussed and reviewed the results of BDO USA, LLP’s audit of: (A) the Company’s consolidated financial statements; and (B) the effectiveness of internal control over financial reporting.

Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Audit Committee:

H Ronald Weissman, Chairman

J. Christopher Teets

Francis E. Quinlan

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to SEC Rule 14a-8, “Stockholder Proposals,” proposals to be considered for inclusion in our proxy materials for the 2013 annual meeting, must be received at our principal executive offices by December 28, 2012 if our 2012 annual meeting is held within 30 days of June 6, 2013. If, however, our 2013 annual meeting is more than 30 days before or after June 6, 2013, proposals for the meeting must be received by a reasonable time before we print and mail our proxy statement for that meeting. Such proposals may be included in our proxy materials if they comply with requirements as to form and substance established by the SEC.

Under our Bylaws, a stockholder who wishes to nominate directors or bring other business before the 2013 annual meeting of stockholders without including the proposal in our proxy materials for that meeting must notify us no earlier than February 6, 2013 and no later than March 8, 2013, unless, for purposes of a stockholder proposal, the date of the 2012 annual meeting of stockholders is called for a date that is not within 30 days before or after June 6, 2013 (in which event the stockholder must notify us by the tenth day following the day on which the notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs). If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2013 annual meeting may exercise discretionary voting power regarding any such proposal.

Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

We are providing with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes financial statements, schedules and a list of Exhibits. Any stockholder of record who wishes to receive an additional copy of the annual report or this proxy statement or any of the Exhibits may (i) call Encore at (877) 445-4581 or (ii) mail a request to: Encore Capital Group, Inc., 3111 Camino Del Rio North, Suite 1300, San Diego, CA 92108, Attention: Corporate Secretary, and we will promptly deliver the requested materials to you upon your request.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 6, 2012

Our proxy statement and Annual Report on Form 10-K are available at the following website address: http://phx.corporate-ir.net/phoenix.zhtml?c=115920&p=irol-proxy

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC.

By:

J. Brandon Black

President and Chief Executive

April 27, 2012

Appendix A: Industry Group

Advance America, Cash Advance Centers, Inc.

Affiliated Managers Group Inc.

AGF Management Limited

Americredit Corp.

Artio Global Investors Inc.

Asset Acceptance Capital Corp.

Asta Funding Inc.

Bankrate, Inc.

Capital Trust Inc

Capitalsource Inc

Cardtronics Inc

Cash America International Inc.

CBOE Holdings, Inc.

CIT Group Inc.

CME Group Inc.

Compucredit Holdings Corp

Credit Acceptance Corp

DFC Global Corp.

Duff & Phelps Corp

Dun & Bradstreet Corp.

Dundeewealth Inc.

Equifax Inc

Federal Agricultural Mortgage Corp.

First Cash Financial Services Inc.

GATX Corp.

GFI Group Inc.

Global Cash Access Holdings, Inc.

Green Dot Corp.

HFF, Inc.

IntercontinentalExchange Inc.

Istar Financial Inc.

KBW, Inc.

Life Partners Holdings Inc.

LPL Investment Holdings Inc.

Moneygram International Inc.

Moodys Corp.

MSCI Inc.

Municipal Mortgage & Equity LLC

Nasdaq OMX Group, Inc.

NCO Group

Nelnet Inc

Net 1 UEPS Technologies Inc.

Netspend Holdings, Inc.

Newstar Financial, Inc.

Nfinanse Inc.

Nicholas Financial Inc.

Northern Trust Corp.

NYSE Euronext

Online Resources Corp.

Orbitz Worldwide, Inc.

A-1

PHH Corp.

Pinnacle Financial Partners Inc.

Portfolio Recovery Associates Inc.

Primus Guaranty Ltd.

QC Holdings, Inc.

Resource Capital Corp.

SquareTwo Financial.

Tree.com, Inc.

Virtus Investment Partners, Inc.

Willis Group Holdings Plc

Willis Lease Finance Corp.

World Acceptance Corp.

A-2

Appendix B: Revenue Group

Abovenet Inc.

Advanced Bioenergy, LLC

Align Technology Inc.

American States Water Co.

Arbitron Inc.

Ariba Inc.

Arthrocare Corp.

ATMI Inc.

AZZ Inc.

Biomarin Pharmaceutical Inc.

Biomed Realty Trust Inc.

Bluegreen Corp.

Breitburn Energy Partners L.P.

Build A Bear Workshop Inc.

C&D Technologies Inc.

Cabot Microelectronics Corp.

Calavo Growers Inc.

Capitol Federal Financial Inc.

Cascade Corp.

Casual Male Retail Group Inc.

Ceradyne Inc.

Cirrus Logic Inc.

Cogo Group, Inc.

Colonial Properties Trust

Consolidated Communications Holdings, Inc.

Corvel Corp.

CPI Corp.

CPI International, Inc.

Digital River Inc.

Donegal Group Inc.

Doral Financial Corp.

Ducommun Inc.

Duff & Phelps Corp.

Dynamex Inc.

EMS Technologies Inc.

Emulex Corp.

Entercom Communications Corp.

Evercore Partners Inc.

FNB Corp.

Frozen Food Express Industries Inc.

General Maritime Corp.

Global Indemnity Plc

Golfsmith International Holdings Inc.

Gran Tierra Energy, Inc.

Grand Canyon Education, Inc.

Great Canadian Gaming Corporation

Green Dot Corp.

Greenlight Capital Re, Ltd.

Gulfmark Offshore Inc.

Hancock Holding Co.

Haynes International Inc.

Horsehead Holding Corp.

IberiaBank Corp.

Integrated Healthcare Holdings Inc.

Interdigital, Inc.

Interval Leisure Group, Inc.

Intrepid Potash, Inc.

IPC The Hospitalist Company, Inc.

IRobot Corp.

IXYS Corp.

Johnson Outdoors Inc.

Journal Communications Inc.

K12 Inc.

Kratos Defense & Security Solutions, Inc.

Krispy Kreme Doughnuts Inc.

Ladish Co Inc.

Lantheus Medical Imaging, Inc.

Lindsay Corp.

Lionbridge Technologies Inc.

Marcus Corp.

Masimo Corp.

McCormick & Schmicks Seafood Restaurants Inc.

Medassets Inc.

Medical Action Industries Inc.

Medquist Inc.

Metropolitan Health Networks Inc.

MFA Financial, Inc.

Mid America Apartment Communities Inc.

Movado Group Inc.

MPG Office Trust, Inc.

MTS Systems Corp.

Myriad Genetics Inc.

National Interstate Corp.

National Penn Bancshares Inc.

Netlogic Microsystems Inc.

NewAlliance Bancshares Inc.

NN Inc.

Northwest Bancshares, Inc.

Northwest Pipe Co.

Oclaro, Inc.

Ocwen Financial Corp.

Orion Marine Group Inc.

Ormat Technologies, Inc.

Portfolio Recovery Associates Inc.

Progress Energy Resources Corp.

Prosperity Bancshares Inc.

Quality Systems, Inc.

RealNetworks Inc.

Rogers Corp.

Ruths Hospitality Group, Inc.

Silicon Graphics International Corp.

Smith & Wesson Holding Corp.

Standard Microsystems Corp.

STR Holdings, Inc.

Symmetry Medical Inc.

TAL International Group, Inc.

Telecommunication Systems Inc.

Tesco Corp.

Thoratec Corp.

True Religion Apparel Inc.

Trustmark Corp.

Unitil Corp.

Vera Bradley, Inc.

Westwood One Inc.

Wilmington Trust Corp.

Wright Express Corp.

Zoran Corp.

Appendix C: Net Income Group

AAR Corp.

Advanced Energy Industries Inc.

Ameron International Corp.

Amsurg Corp.

AsiaInfo-Linkage, Inc.

Atheros Communications Inc.

Aveva Group Plc.

Avis Budget Group, Inc.

Barnes Group Inc.

BGC Partners, Inc.

Black Box Corp.

Boston Beer Co Inc.

Cabot Microelectronics Corp.

Calfrac Well Services Ltd.

Capital Southwest Corp.

CEC Entertainment Inc.

Central Garden & Pet Co.

China Automotive Systems Inc.

Cohen & Steers Inc.

Contango Oil & Gas Co.

Corelogic, Inc.

Cott Corp.

Cyberonics Inc.

Dorman Products, Inc.

Emergent Biosolutions Inc.

Empire District Electric Co.

Entercom Communications Corp.

Evans Bob Farms Inc.

First Cash Financial Services Inc.

Genesco Inc.

Getty Realty Corp.

Glatfelter P H Co.

Graham Packaging Co Inc.

Green Plains Renewable Energy, Inc.

Group 1 Automotive Inc.

Gulfport Energy Corp.

Hancock Holding Co.

Harte Hanks Inc.

Healthways, Inc.

Heico Corp.

H H Gregg, Inc.

Hibbett Sports Inc.

Holly Energy Partners LP

Hyatt Hotels Corp.

IberiaBank Corp.

Igate Corp.

Innophos Holdings, Inc.

International Speedway Corp.

Internet Capital Group Inc.

Intrepid Potash, Inc.

IPG Photonics Corp.

J&J Snack Foods Corp.

Jakks Pacific Inc.

Jones Group Inc.

Kennametal Inc.

Laclede Group Inc.

Lee Enterprises, Inc.

LHC Group, Inc.

Maidenform Brands, Inc.

Materion Corp.

MBIA Inc.

Micrel Inc.

Molina Healthcare Inc.

Monro Muffler Brake Inc.

Nash Finch Co.

Netgear, Inc.

Omega Healthcare Investors Inc.

OptionsXpress Holdings, Inc.

Orbital Sciences Corp.

P F Changs China Bistro Inc.

Papa Johns International Inc.

Party City Holdings Inc.

Petrobakken Energy Ltd.

PHH Corp.

Phillips Van Heusen Corp.

Postrock Energy Corp.

Power Integrations Inc.

Pricesmart Inc.

Progress Software Corp.

Provident Financial Services Inc.

Rackspace Hosting, Inc.

Regis Corp.

Ruby Tuesday Inc.

Saks Inc.

Scansource Inc.

SCBT Financial Corp.

Smart Modular Technologies, Inc.

Speedway Motorsports Inc.

SRAM International Corp

Stanley, Inc.

State Bank Financial Corp.

Stein Mart Inc.

Steris Corp.

Stillwater Mining Co.

STR Holdings, Inc.

Superior Industries International Inc.

Swift Energy Co.

Synaptics Inc.

Take Two Interactive Software Inc.

Taubman Centers Inc.

Teletech Holdings Inc.

Tembec Inc.

Terra Nova Royalty Corp.

Tootsie Roll Industries Inc.

UIL Holdings Corp.

United Fire & Casualty Co.

United Online Inc.

Usana Health Sciences Inc.

Valhi Inc.

Vector Group Ltd.

Vera Bradley, Inc.

WebMD Health Corp.

Webster Financial Corp.

Weingarten Realty Investors

World Wrestling Entertainment Inc.

Appendix D: Market Capitalization Group

1st Source Corp.

A123 Systems, Inc.

Abaxis Inc.

Advance America, Cash Advance Centers, Inc.

Aerovironment Inc.

Albany International Corp.

American Axle & Manufacturing Holdings Inc.

American Equity Investment Life Holding Co.

American Science & Engineering, Inc.

American States Water Co.

Ameristar Casinos Inc.

Analogic Corp.

Applied Signal Technology Inc.

Asbury Automotive Group Inc.

Ascent Media Corp.

Ashford Hospitality Trust Inc.

Atlantic Tele Network Inc.

ATMI Inc.

AZZ Inc.

Badger Meter Inc.

BancFirst Corp.

Bebe Stores, Inc.

Beneficial Mutual Bancorp Inc.

BGC Partners, Inc.

Bio Reference Laboratories Inc.

Blue Coat Systems Inc

Blue Nile Inc.

Brightpoint Inc.

Brooks Automation Inc.

Calix, Inc.

CEC Entertainment Inc.

Ceva Inc.

Checkpoint Systems Inc.

Cheniere Energy Inc.

Cincinnati Bell Inc.

Circor International Inc.

CKX, Inc.

Cogent Communications Group Inc.

Colony Financial, Inc.

Columbia Banking System Inc

Compass Diversified Holdings

Comscore, Inc.

Consolidated Communications Holdings, Inc.

Constant Contact, Inc.

DG Fastchannel, Inc

Dorman Products, Inc.

DTS, Inc.

Dycom Industries Inc.

EbixInc

Education Realty Trust, Inc.

Electronics for Imaging Inc.

Emergent Biosolutions Inc.

EMS Technologies Inc.

Emulex Corp.

Endologix Inc.

Evercore Partners Inc.

Exponent Inc.

Fabrinet

Faro Technologies Inc.

First Midwest Bancorp Inc.

First Potomac Realty Trust

Fortress Investment Group LLC

G III Apparel Group Ltd.

G&K Services Inc.

Georesources Inc.

Getty Realty Corp.

GFI Group Inc.

Glatfelter P H Co.

Golden Star Resources Ltd.

Goodrich Petroleum Corp.

Gorman Rupp Co.

Greatbatch, Inc.

Hanger Orthopedic Group Inc.

Harbinger Group Inc.

Harmonic Inc.

Haynes International Inc.

Heckmann Corp.

Hercules Offshore, Inc.

Hersha Hospitality Trust

Home Bancshares Inc

Horace Mann Educators Corp.

Hornbeck Offshore Services Inc.

Hypercom Corp

ICU Medical Inc.

Idenix Pharmaceuticals Inc.

Igate Corp.

Infinity Property & Casualty Corp.

Innospec Inc.

Insituform Technologies Inc

Insperity, Inc.

Inter Parfums Inc.

Interactive Intelligence Inc.

International Speedway Corp.

Investors Real Estate Trust

IPC The Hospitalist Company, Inc.

Iridium Communications Inc.

Istar Financial Inc.

Ivanhoe Energy Inc

IXIA

Kapstone Paper & Packaging Corp.

Kearny Financial Corp.

Kenexa Corp

Kindred Healthcare, Inc.

Kior Inc.

Koppers Holdings Inc.

Krispy Kreme Doughnuts Inc.

Kulicke&Soffa Industries Inc.

Layne Christensen Co.

Liquidity Services Inc.

Liveperson Inc.

Mistras Group, Inc.

MTS Systems Corp.

Nacco Industries Inc.

National Financial Partners Corp.

National Presto Industries Inc.

National Western Life Insurance Co.

Navigators Group Inc.

Nektar Therapeutics

Netscout Systems Inc.

Netspend Holdings, Inc.

Nordion Inc.

Nortek Inc.

Northfield Bancorp, Inc.

NPS Pharmaceuticals Inc.

Oxford Industries Inc.

P F Changs China Bistro Inc.

Pacwest Bancorp

Parker Drilling Co.

Pennsylvania Real Estate Investment Trust

Petroleum Development Corp.

Pico Holdings Inc.

Prestige Brands Holdings, Inc.

Primoris Services Corp.

Privatebancorp, Inc.

QR Energy, LP

Quad/Graphics, Inc.

Quiksilver Inc.

RailAmerica Inc.

RC2 Corp.

Revlon Inc.

Rex Energy Corp.

Rigel Pharmaceuticals Inc.

RofinSinar Technologies Inc.

Ruby Tuesday Inc.

Rue21, Inc.

Safety Insurance Group Inc.

Sagent Pharmaceuticals, Inc.

Sanmina-Sci Corp.

Saul Centers Inc.

Schulman A Inc.

Sequenom Inc.

SkechersUsa Inc.

Skywest Inc.

Smart Modular Technologies, Inc.

Sonic Automotive Inc.

Sonic Corp.

Speedway Motorsports Inc.

Stage Stores Inc.

State Auto Financial Corp.

Steiner Leisure Ltd.

Stewart Enterprises Inc.

Sturm Ruger& Co Inc.

Sunstone Hotel Investors, Inc.

Super Micro Computer, Inc.

Targacept Inc.

Team Inc.

Tejon Ranch Co.

Tesco Corp.

Titan Machinery Inc.

Travelzoo Inc.

Tredegar Corp.

Trimas Corp.

Trueblue, Inc.

Tutor Perini Corp.

Ultratech Inc.

Universal Forest Products Inc.

Venoco, Inc.

Volcom Inc.

Wells Fargo Advantage Multi-Sector Income Fund

Wright Medical Group Inc.

Zillow Inc.

Zumiez Inc.

***END***

ENCORE CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of annual meeting of Stockholders to be held on June 6, 2012 and the proxy statement and appoints J. Brandon Black and Paul Grinberg, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Encore Capital Group, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the annual meeting of Stockholders of Encore to be held at The Chatwal, 130 West 44th Street, New York, New York 10036, on June 6, 2012, at 8:30 a.m. Eastern time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

June 6, 2012

PROXY VOTING INSTRUCTIONS

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call, and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 6, 2012:

The Proxy Statement and the Annual Report on Form 10-K are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=115920&p=irol-proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:    ☒

1.	ELECTION OF DIRECTORS:

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐	Nominees: ¡ J. BRANDON BLACK ¡ GEORGE LUND ¡ WILLEM MESDAG ¡ FRANCIS E. QUINLAN ¡ NORMAN R. SORENSEN ¡ J. CHRISTOPHER TEETS ¡ H RONALD WEISSMAN ¡ WARREN WILCOX

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	RATIFICATION OF SELECTION OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the above-listed nominees and FOR Proposal 2. This proxy also confers discretionary authority to vote on such other matters as may come before the annual meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at such meeting or at any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Date:                         Signature of Stockholder:                                               Date:                          Signature of Stockholder:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.